SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under 240.14a-12

Chico’s FAS, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHICO’S FAS, INC.

11215 Metro Parkway

Fort Myers, Florida 33966

May 9, 2014

TO OUR STOCKHOLDERS:

It is our pleasure to invite you to attend our 2014 Annual Meeting of Stockholders at 9:00 A.M. local time on Thursday, June 26, 2014, at our National Store Support Center located at 11215 Metro Parkway, Fort Myers, Florida. The meeting will begin with a discussion and voting on the matters described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders, followed by a report on Chico’s FAS, Inc.’s financial performance.

The attached Proxy Statement is a critical element of the corporate governance process. Its purpose is to answer your questions and to provide you with information about the Company’s Board of Directors and executive officers, and a discussion of proposals that require your vote. Please read these materials so you will understand what business will be transacted and voted upon at the meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a paper copy of our proxy materials (i.e, this Notice of Annual Meeting, the Proxy Statement, our 2013 Annual Report, and a form proxy card or voting instruction form). The Notice of Internet Availability contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive a Notice of Internet Availability will receive a paper copy of the proxy materials by mail. This process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

On behalf of the associates and directors of Chico’s FAS, Inc., we thank you for your continued support and confidence in our Company.

DAVID F. DYER

President and Chief Executive Officer

CHICO’S FAS, INC.

11215 Metro Parkway

Fort Myers, Florida 33966

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 26, 2014

To the Stockholders of Chico’s FAS, Inc.:

TIME	9:00 A.M., local time, on Thursday, June 26, 2014

PLACE	Gralnick Auditorium

Chico’s FAS, Inc. National Store Support Center

11215 Metro Parkway

Fort Myers, Florida 33966

ITEMS OF BUSINESS

1.     To elect three Class III directors, each to serve for a three-year term;

2.     To ratify the appointment of Ernst & Young, LLP as the Company’s independent certified public accountants for the fiscal year ending January 31, 2015 (fiscal 2014);

3.     To approve an advisory resolution to approve executive compensation; and

4.     To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE	You can vote if you were a stockholder of record on April 28, 2014.

ANNUAL REPORT	Our 2013 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

ACCESS	Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials by way of a Notice of Internet Availability of Proxy Materials. For all stockholders, this 2014 proxy statement and our 2013 Annual Report may be accessed at https://materials.proxyvote.com/168615, which does not have “cookies” that identify visitors to the site.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. If you are a stockholder of record, as an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card, by mailing the completed proxy card. If you wish to submit your proxy by telephone or via the Internet, please follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card or voting instruction form. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record in order to vote your shares.

By Order of the Board of Directors,

A. Alexander Rhodes

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2014 Stockholder

Meeting to Be Held on June 26, 2014:

This Proxy Statement and our 2013 Annual Report are available at https://materials.proxyvote.com/168615. This website address contains the following documents: the Notice of the Annual Meeting, this Proxy Statement and our 2013 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting

CHICO’S FAS, INC.

11215 Metro Parkway

Fort Myers, Florida 33966

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 26, 2014

To the Stockholders of	May 9, 2014

Chico’s FAS, Inc.:

These proxy materials are delivered in connection with the solicitation of proxies by the Board of Directors of Chico’s FAS, Inc. (the “Company,” “we,” or “us”), a Florida corporation, to be voted at our 2014 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

You are invited to attend our Annual Meeting of Stockholders on June 26, 2014, beginning at 9:00 A.M., local time. The Annual Meeting will be held at our National Store Support Center located at 11215 Metro Parkway, Fort Myers, Florida. Stockholders will be admitted beginning at approximately 8:30 A.M. The operation of cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

It is important that proxies be returned promptly to avoid unnecessary expense to the Company. Therefore, regardless of whether you plan to attend the Annual Meeting or the number of shares of stock you own, please take the time to vote as soon as possible so that your shares are represented at the meeting.

ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, which consists of the election of directors, ratification of the appointment of the Company’s independent certified public accountants, and adoption of an advisory resolution to approve executive compensation. In addition, the Company’s management will report on the performance of the Company and respond to questions from stockholders.

When are these materials being mailed?

As permitted by the SEC, the Company is providing most stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, on or about May 12, 2014, we will mail to most stockholders a Notice of Internet Availability containing instructions on how to access the proxy materials over the Internet, and mail printed copies of the proxy materials to the rest of our stockholders. A similar Notice will be sent by brokers, banks and other nominees to beneficial owners of shares of which they are the record holder.

Why did I receive a notice of the Internet availability of the Company’s proxy materials (the “Notice of Internet Availability”), instead of a full set of printed proxy materials?

SEC rules allow us to provide access to our proxy materials over the Internet instead of mailing a full set of such materials to every stockholder.

For most of our stockholders, we have arranged to send you a Notice of Internet Availability. All of our stockholders may access our proxy materials over the Internet using the directions below under “How do I access the Company’s proxy materials online?” or by using the directions set forth in the Notice of Internet Availability. In addition, by following the instructions set forth at such Internet site or the instructions set forth in the Notice of Internet Availability, any stockholder may request that a full set of printed proxy materials be sent to them.

We have chosen to send the Notice of the Internet Availability to stockholders to reduce the impact of printing our proxy materials on the environment and to save on the costs of printing and mailing incurred by the Company.

How do I access the Company’s proxy materials online?

The Company’s 2014 proxy statement for the Annual Meeting and 2013 Annual Report may be accessed at https://materials.proxyvote.com/168615. This site does not have “cookies” that identify visitors to the site.

How do I request a paper copy of the proxy materials?

Paper copies of the Company’s proxy materials will be made available at no cost to you, but they will only be sent to you if you request them. To request a paper copy of the proxy materials, follow the instructions on the Notice of Internet Availability which you received. You will be able to submit your request for copies of the proxy materials by sending an email to the email address set forth in the Notice of Internet Availability, by going to the Internet address set forth in the Notice of Internet Availability or by calling the telephone number provided in the Notice of Internet Availability.

What is a proxy?

It is your legal designation of another person to vote on matters transacted at the Annual Meeting based upon the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. The form of proxy card included with this proxy statement designates each of David F. Dyer, Pamela K Knous and A. Alexander Rhodes as proxies for the 2014 Annual Meeting.

What is a proxy statement?

It is a disclosure document that the SEC’s regulations require us to give you so that you can make an informed voting decision when we ask you to sign a proxy card designating individuals as proxies to vote on your behalf.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name, you are a stockholder of record. When you properly vote in accordance with the instructions provided in the Notice of Internet Availability, you are instructing the named proxies to vote your shares in the manner you indicate on your proxy.

If your shares are held in the name of your broker or other institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in “street name.” Your broker or other institution or its respective nominee is the stockholder of record for your shares. As the holder of record, only your broker, other institution or nominee is authorized to vote or grant a proxy for your shares. Accordingly, if you wish to vote your shares in person, you must contact your broker or other institution to obtain the authority to do so. Street name holders can access their proxy materials through the Internet or can elect to receive their proxy materials directly from their broker or other institution by contacting their broker or other institution. When you properly vote in accordance with the instructions provided in the Notice of Internet Availability, you are giving your broker, other institution or nominee instructions on how to vote the shares they hold for you.

Applicable SEC and New York Stock Exchange (“NYSE”) regulations severely limit the matters your broker may vote on without having been instructed to do so by you, especially as they relate to the election of directors and compensation matters. As a result, if you do not instruct your broker on how to vote your shares regarding the election of directors or the advisory vote on the resolution to approve executive compensation, then your shares will not be voted on these matters. We urge you to instruct your broker about how you wish your shares to be voted.

What is the record date and what does it mean?

The record date for the 2014 Annual Meeting is April 28, 2014. The record date is established by the Board of Directors as required by law and the Company’s Amended and Restated Articles of Incorporation and By-laws. Owners of record of common stock at the close of business on the “record date” are entitled to:

(a)	receive notice of the meeting, and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

What constitutes a “quorum” for the meeting?

A certain minimum number of shares must be present or represented by proxy at a meeting before any stockholder vote at the meeting can be effective. A quorum of shares must be present to conduct business at the meeting. For the Annual Meeting, the quorum requirement will be satisfied if a majority of the outstanding shares of common stock is present in person and/or represented by proxy. You are part of the quorum if you have voted by proxy. Abstentions and broker non-votes count as “shares present” at the meeting for purposes of determining a quorum.

Who is entitled to vote and how many votes do I have?

If you are a common stockholder of record at the close of business on the record date, you can vote. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting. Shares of common stock, par value $0.01 per share, are the only outstanding voting securities of the Company. If you are a holder in street name at the close of business on the record date, you generally will have the right to instruct your broker or other holder of record how to vote your shares, although specific procedures depend on the terms of your account arrangement. As of the record date, there were 153,198,359 common shares outstanding.

How do I vote my shares?

If you are a stockholder of record, you may vote by proxy in three convenient ways:

—	Online: Go to www.proxyvote.com and follow the instructions. You will need to enter certain information that is printed on your proxy card or Notice of Internet Availability in order to vote online.

—

By telephone: Call toll-free 1-800-690-6903 within the United States, U.S. territories and Canada and follow the instructions. You will need to provide certain information that is printed on your proxy card or Notice of Internet Availability in order to vote by phone.

—	By mail: As an alternative to submitting your proxy online or by telephone, you may submit your proxy by mail.

If you received only the Notice of Internet Availability and desire a paper copy of a proxy card and/or the other proxy materials so that you can submit your proxy by mail, you may follow the procedures outlined in such Notice (i) to access the proxy materials online and print out a copy of a proxy card, or (ii) to request a paper copy of the proxy materials, including a proxy card.

If you received or otherwise secured a paper copy of the proxy materials and wish to submit your proxy by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope. If you do not have the prepaid envelope, please mail your completed proxy card to the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

You may also vote in person at the meeting.

How do I vote if a bank, broker or other nominee is the record holder of my stock?

If a bank, broker or other nominee was the record holder of your stock on the record date, you will be able to vote by following the instructions on the voting instruction form or Notice of Internet Availability that you receive from your bank, broker or other nominee. If your shares are held in street name and you wish to cast your vote in person at the Annual Meeting, you must either (i) obtain a “legal proxy,” executed in your favor, from the bank, broker, or nominee, as the case may be, or (ii) obtain a proxy direction form from the bank, broker, or nominee, as the case may be, and follow the instructions on the form so as to provide such bank, broker or nominee with your directions as to how you want such shares to be voted.

Applicable SEC and NYSE regulations severely limit the matters your broker, financial institution or other nominee may vote on without having been instructed to do so by you. If you do not instruct your broker, financial institution or other nominee on how to vote your shares regarding the election of directors and the advisory vote on the resolution to approve executive compensation, then your shares will not be voted on these matters. We urge you to instruct your broker, financial institution or other nominee about how you wish your shares to be voted.

Can I change my vote or revoke my proxy?

You may revoke your proxy or change your voting instructions before the time of voting at the meeting in several ways.

If you are a stockholder of record, you may revoke or change your proxy instructions at any time prior to the vote at the Annual Meeting by voting again online or by telephone or by returning a later dated proxy card to Broadridge at the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your vote must be received before the polls close at the Annual Meeting. You can also change your vote by voting in person at the Annual Meeting. However, attendance at the meeting will not, by itself, revoke a proxy. If you hold your shares in street name, please check with that firm for instructions on how to change your vote.

If I submit a proxy, how will my shares be voted?

By giving us your proxy, you authorize the individuals named as the proxies to vote your shares in accordance with the instructions you provide. You may vote for or against any or all of the director candidates and any or all of the other proposals. You may also abstain from voting. If you vote online or by telephone, you must indicate how you wish to vote on each item.

If you sign and return a proxy card without indicating your instructions, your shares will be voted for the election of the three nominees to serve three-year terms on our Board of Directors, for ratification of the appointment of Ernst & Young, LLP as the Company’s independent certified public accountants for the fiscal year ending January 31, 2015 (fiscal 2014), and for approval of the advisory vote on the resolution to approve executive compensation.

The individuals named as the proxies to vote your shares also have the discretionary authority to vote your shares on any other matter that is properly brought before the Annual Meeting. If you wish to give your proxy to someone other than the individuals the Company has named to vote your shares, please cross out the names of those individuals and add the name of the person you wish to designate as your proxy.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

What are the Board’s recommendations?

The Board’s recommendations regarding the proposals to be considered at the Annual Meeting are set forth together with the descriptions of the proposals in this proxy statement. In summary, the Board recommends a vote:

—	for election of the three nominees for the Class III Director positions (see page 9).

—	for ratification of the appointment of Ernst & Young, LLP as the Company’s independent certified public accountants for the fiscal year ending January 31, 2015 (fiscal 2014) (see page 24).

—	for approval of the advisory resolution to approve executive compensation (see page 26).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. As of the date this proxy statement, we are unaware of any other matter to be raised at the Annual Meeting.

My shares are held in street name. How are my shares voted if I do not return voting instructions?

If your shares are held in the name of a brokerage firm, financial institution or other nominee, your shares may be voted on a limited number of items even if you do not provide the brokerage firm, financial institution or other nominee with voting instructions. Brokerage firms, financial institutions and other nominees have limited authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. When a proposal is not a “routine”

matter under NYSE rules, the brokerage firm, financial institution or other nominee cannot vote the shares on that proposal unless they have received prior voting instructions from the beneficial owner of the shares with respect to that proposal. This inability to vote the shares in such an instance is referred as a “broker non-vote.”

Proposal 2, the ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for fiscal 2014, is considered a routine matter for which the brokerage firm, financial institution or other nominee who holds your shares can vote your shares even if it has not received instructions from you. All other proposals in this proxy statement are non-routine matters and accordingly the brokerage firm, financial institution or other nominee cannot vote your shares on those proposals without your instructions.

Although broker non-votes are not voted on any non-routine matters, they will be counted in determining whether a quorum is present.

What vote is required to approve each item?

Election of Directors.    Our Board of Directors has instituted a majority vote standard for the election of directors in uncontested elections. This means that a director nominee will be elected if the number of votes cast “FOR” that nominee by holders entitled to vote exceeds the number of votes cast “AGAINST” that nominee.

If you return a signed proxy card or otherwise complete your voting by proxy online or by telephone but abstain from voting on any of the nominees, your shares will not be voted with respect to those nominees. Your shares will be counted for purposes of determining whether there is a quorum, but will have no effect on the election of those nominees.

Ratification of Appointment of Accountants.    The appointment of Ernst & Young, LLP as the Company’s independent certified public accountants for fiscal 2014 will be ratified if the number of votes cast “FOR” ratification of the appointment by holders entitled to vote exceeds the number of votes cast opposing the ratification of the appointment.

Advisory Resolution to Approve Executive Compensation.    The advisory resolution to approve executive compensation will be approved if the number of votes cast “FOR” approval of such advisory resolution by holders entitled to vote exceeds the number of votes cast opposing the approval of the advisory resolution. While the Board of Directors and its Compensation and Benefits Committee will carefully consider the stockholder vote, the final vote is advisory in nature and will not be binding on the Board or the Company.

Other Items.    If any other item requiring a stockholder vote should come before the meeting, the item will be approved if the number of shares voting for the item is greater than the number of shares voting against the item.

What if a director does not receive the required number of votes?

Under our Corporate Governance Guidelines, if an incumbent director does not receive the required number of votes in an uncontested director election, that director is expected to submit his or her offer to resign from the Board. The Board ultimately determines whether or not to accept the director’s offer to resign. Following the Board’s determination, the Company will publicly disclose the Board’s decision regarding the offer to resign. If the Board decides not to accept the resignation, then the public disclosure shall include the Board’s reasons for not accepting the resignation.

What are abstentions and broker non-votes?

An abstention occurs when a stockholder of record (which may be a broker or other nominee of a street name holder) is present at a meeting (or deemed present) but fails to vote on a proposal or indicates that the stockholder abstains from voting on the election of directors or a proposal. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the street name owner of the shares.

How are abstentions and broker non-votes counted when tabulating the vote?

Abstentions, that is, a properly executed proxy marked “ABSTAIN” and broker non-votes with respect to a particular matter do not count in any vote totals for or against any matter presented for a stockholder vote at this Annual Meeting, even though the shares associated with such abstentions and broker non-votes are counted for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, for purposes of any vote, abstentions and broker non-votes will have the same effect as does a share that is not present or otherwise not voted, as more specifically described below.

Election of Directors.    Abstentions and broker non-votes will have no effect on the outcome of the election of candidates for director as they do not count as either “FOR” or “AGAINST” votes.

Ratification of Appointment of Accountants.    Abstentions will have no effect on the outcome of the ratification of the appointment of the accountants as they do not count as either “FOR” or “AGAINST” votes. As for broker non-votes, the ratification of the appointment of the independent certified public accountants for fiscal 2014 is a matter on which a broker, financial institution or other nominee is generally empowered to vote. Accordingly, no broker non-votes are expected to exist in connection with ratification of the appointment.

Advisory Resolution on Executive Compensation.    Abstentions and broker non-votes will have no effect on the outcome of the advisory resolution on executive compensation as they do not count as either “FOR” or “AGAINST” votes.

Are votes confidential? Who counts the votes?

The votes of all stockholders are held in confidence from directors, officers and employees, except:

(a)	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company,

(b)	in case of a contested proxy solicitation,

(c)	if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management, or

(d)	to allow the independent inspectors of election to certify the results of the vote.

All votes will be tabulated by employees of Broadridge Investor Communications Services whose representatives will serve as one or more of the inspectors of election.

Where can I find the voting results of the Annual Meeting?

We will report the voting results on a Current Report on Form 8-K filed with the SEC within four business days of the 2014 Annual Meeting.

Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, mail, electronic transmission, facsimile transmission or telegram. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to stockholders and the Company will reimburse such institutions for their out-of-pocket expenses incurred. The Company has not engaged any outside service provider to assist in the solicitation of proxies.

What does it mean if I receive more than one Notice of Internet Availability or package of proxy materials?

This means that you have multiple accounts holding Chico’s FAS, Inc. shares. These may include: accounts with our transfer agent, Registrar and Transfer Company, shares held by the administrator of our employee stock purchase plan, and accounts with a broker, bank or other holder or record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on the proxy card, Notice of Internet Availability or voting instruction forms that you receive to ensure that all of your shares are voted.

How do I contact the Board of Directors?

You can send written communications to one or more members of the Board, addressed to:

Chairman, Board of Directors

Chico’s FAS, Inc.

c/o Corporate Secretary

11215 Metro Parkway

Fort Myers, Florida 33966

All such communications will be forwarded to the relevant director(s), except for solicitations or other matters unrelated to the Company.

How do I submit a stockholder proposal or nominate directors for the 2015 Annual Meeting?

The Company’s 2015 Annual Meeting is currently expected to be held on June 25, 2015. If a stockholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by January 3, 2015. Proposals should be addressed to the Company’s Corporate Secretary, 11215 Metro Parkway, Fort Myers, Florida 33966. In addition, the Company’s Amended and Restated Articles of Incorporation also require certain advance notice to the Company of any stockholder proposal and of any nominations by stockholders of persons to stand for election as directors at a stockholders’ meeting. That notice must be given at least 60 days before the date of the Company’s 2015 Annual Meeting and must provide certain other information as described in the Company’s Amended and Restated Articles of Incorporation. See “Stockholder Proposals for Presentation at the 2015 Annual Meeting.”

1.	ELECTION OF CLASS III DIRECTORS

In accordance with the Company’s Bylaws and based on the recommendation of our Corporate Governance and Nominating Committee, our Board of Directors is currently comprised of eight directors. The Board is divided into three classes with one class consisting of two directors and two classes consisting of three directors. One class of directors is elected at each annual meeting of our stockholders for a term of three years.

Nominees for Election

The terms of the existing Class III directors, David F. Walker, John J. Mahoney and Stephen E. Watson, expire at the 2014 Annual Meeting. The Board has nominated Mr. Walker, Mr. Mahoney and Mr. Watson to continue serving as Class III directors.

The Class I directors, Ross E. Roeder and Andrea M. Weiss, serve until the Annual Meeting of Stockholders in 2015. The Class II directors, Verna K. Gibson, David F. Dyer and Janice L. Fields, serve until the Annual Meeting of Stockholders in 2016.

The election of the three Class III directors will take place at the 2014 Annual Meeting. At a Board meeting on February 24, 2014, the Board approved the recommendation of the Corporate Governance and Nominating Committee and nominated David F. Walker, John J. Mahoney and Stephen E. Watson to stand for election at the 2014 Annual Meeting.

Class III Director Seats

David F. Walker

John J. Mahoney

Stephen E. Watson

The following information is supplied for each person that the Board nominated and recommended for election and is based upon our records and information furnished to us by the nominees. It includes the experience, qualifications, attributes or skills that caused the Corporate Governance and Nominating Committee and the Board to conclude that the person should serve as one of our directors.

David F. Walker, 60, has been a director since 2005. From 2002 through 2009, he was the Director of the Accountancy Program at the University of South Florida in St. Petersburg and led the school’s Program for Social Responsibility and Corporate Reporting. For approximately 27 years, through 2002, Mr. Walker was with the accounting firm of Arthur Andersen LLP, having served as a partner with the firm from 1986 until 2002, and most recently until 2002 as partner in charge of the firm’s assurance and business advisory services practice in the Florida/Caribbean region. Mr. Walker is a certified public accountant, certified fraud examiner, and holds a Masters of Business Administration degree from the University of Chicago Graduate School of Business. He currently also serves on the Board of Directors of CommVault Systems, Inc. and CoreLogic, Inc. Mr. Walker also served on the Boards of Directors of First Advantage Corporation from 2003 to 2009 and Technology Research Corporation, Inc. from 2004 to 2010.

We believe that Mr. Walker’s distinguished role in academia, his service as a former partner at one of the global accounting firms, and his experience on other public company boards provide the Board with significant public company accounting, disclosure and risk oversight experience and qualifies him to sit on our Board.

John J. Mahoney, 62, has been a director since 2007 and retired as Vice Chairman of Staples, Inc. in July 2012, having served as Vice Chairman since January 2006. Mr. Mahoney also served as as Chief Financial Officer for Staples, Inc. from 1996 through January 2012. Prior to 1996, Mr. Mahoney was a partner at Ernst & Young, LLP. He currently serves on the Board of Directors of Bloomin’ Brands, Inc., Michael’s Stores, Inc. and Burlington Stores, Inc. Previously, Mr. Mahoney served on the Boards of Directors of Advo, Inc. from 2001 to 2007, Tweeter Home Entertainment Group, Inc. from 2004 to 2007 and Zipcar, Inc. from 2010 to 2012.

As the retired Vice Chairman and former Chief Financial Officer of a Fortune 500 retail company, Mr. Mahoney brings extensive experience in a number of important areas including finance and strategic planning, as well as a deep knowledge of the various issues that retail companies currently face which we believe qualifies him to sit on our Board.

Stephen E. Watson, 69, has been a director since November 2010. Mr. Watson brings to the Board nearly 40 years of executive and director experience in the retail industry, holding various executive officer positions with Dayton Hudson Corporation, including Chairman and Chief Executive Officer of Dayton Hudson Department Stores Co. and President of Dayton Hudson Corporation. Mr. Watson retired in 2002 as President and Chief Executive Officer of Gander Mountain Company, a privately held retailer for outdoor sports and recreation activities. Mr. Watson currently also serves on the Board of Directors as non-executive Chairman of Regis Corporation and as Lead Director and Chairman of the Audit Committee for Kohl’s Corporation. From 1997 through 2005, Mr. Watson was a director of Shopko Stores, Inc. From 2004 through 2007, Mr. Watson was a director of Smart & Final, Inc. He also served on the Boards of Norwest Bank from 1990 to 1996, Target Corporation from 1991 to 1996, Retek, Inc. from 1999 to 2004 and Eddie Bauer Holdings, Inc. from 2005 to 2010.

We believe that Mr. Watson’s experience as a leading senior executive officer of several complex and specialty retail businesses, his experience as a director of other public retail companies and his broad knowledge of areas such as retail operations, corporate finance, accounting, marketing and merchandise procurement qualifies him to sit on our Board.

If elected, Mr. Walker, Mr. Mahoney and Mr. Watson will continue their service on the Board beginning at the 2014 Annual Meeting and will serve on the Board until the Annual Meeting in 2017, or until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote such proxy “FOR” the election of Mr. Walker, Mr. Mahoney and Mr. Watson as Class III directors of the Company.

None of the nominees is related to another or to any other director or any executive officer of the Company by blood, marriage, or adoption.

Each of the proposed nominees for election as directors has consented to serve if elected. If, as a result of circumstances not now known or foreseen, any of the nominees becomes unable or unwilling to serve as a director, proxies may be voted for the election of such other person or persons as the Board of Directors may select. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES FOR ELECTION AS CLASS III DIRECTORS.

Directors Continuing in Office

Directors whose present terms continue until 2015 (Class I directors):

Ross E. Roeder, 76, has been a director since 1997 and currently serves as the Chairman of the Board, having been appointed Chairman in January 2009. Mr. Roeder is the former Chairman of Smart & Final, Inc., having held this position from 1999 and having also served as a director of SFI Corporation, the parent corporation of Smart & Final, from 1984 until his retirement in 2007. From 1999 until 2004, Mr. Roeder also held the position of Chief Executive Officer of Smart & Final, Inc. From 1986 to 1998, Mr. Roeder served as a director of Morgan-Kaufman Publishers, Inc., a publisher of computer science text and reference books, and from 1993 to 1998 served as its Chairman of the Board. From 1986 until February 1993, Mr. Roeder was President and Chief Executive Officer of Federal Construction Company. Mr. Roeder was also a director of Mercantile Bank from 1995 to 2006.

As the former chief executive officer of a retail company and our current Chairman, Mr. Roeder has many years of experience as a senior executive in the retail industry. We believe that Mr. Roeder’s extensive retail industry experience and executive leadership experience coupled with his 17 years as a director of the Company, qualifies him to sit on our Board.

Andrea M. Weiss, 58, has been a director since February 2009. Ms. Weiss is the founder and current President and Chief Executive Officer of Retail Consulting, Inc., a boutique consulting practice focused on product and brand development, consumer contact strategies, operational improvements, and turnarounds, and has served as its President and Chief Executive Officer since its formation in October 2002. She has extensive specialty retail experience having served in several senior executive positions with dELiA*s Inco., The Limited, Inc., Intimate Brands, Inc., Guess, Inc., and Ann Taylor Stores, Inc. Ms. Weiss currently serves on the board of directors of Cracker Barrel Old Country Store, Inc., Nutrisystem, Inc., and The Pep Boys – Manny, Moe & Jack. Previously, Ms. Weiss served on the boards of directors of Ediets.com, Inc. from 2004 to 2009 and GSI Commerce, Inc. from 2006 to 2011.

In her various senior executive roles and as a consultant, Ms. Weiss has obtained significant marketing and consumer branding experience. We believe Ms. Weiss’ valuable expertise and insights in building brand awareness, proprietary brand development and consumer behavior qualify her to sit on our Board.

Directors whose present terms continue until 2016 (Class II directors):

Verna K. Gibson,71, has been a director since 1993. Ms. Gibson provided consulting services to the Company during most of fiscal 2010 including serving as Interim Brand President for Soma Intimates from November 2009 to May 2010 and thereafter assisting with the transition to a new Brand President for Soma.

From 1985 to 1991, Ms. Gibson was President and Chief Executive Officer of the Limited Stores Division of The Limited, Inc., a retail apparel specialty chain. From January 1991 through 1995, she served as President of Outlook Consulting Int., Inc. and in January 1999, she resumed the position of President of Outlook Consulting Int., Inc. From December 1994 to July 1996, Ms. Gibson was the Chairman of the Board of Petrie Retail, Inc. From 1993 to fall 1999, Ms. Gibson was a partner of Retail Options, Inc., a New York based retail consulting firm.

As a former Chief Executive Officer and retailing consultant, Ms. Gibson has many years of experience in the retail industry. We believe that her significant operational experience, leadership skills, and her understanding of the Company and our business as a result of her 21 years of past service on the Company’s Board and her past assistance to the Company as a consultant, all qualify her to sit on our Board.

David F. Dyer, 64, has been a director since 2007 and has been President and Chief Executive Officer of the Company since January 8, 2009. Mr. Dyer is the former President and Chief Executive Officer of Tommy Hilfiger Corporation where he served from August 2003 until his retirement in May 2006. Mr. Dyer was retired from May 2006 until January 2009. Prior to joining Tommy Hilfiger Corporation, Mr. Dyer served as President and Chief Executive Officer of Lands’ End from 1998 through 2002. From June 2002 until August 2003, Mr. Dyer also served as Executive Vice President of Sears and a member of its Management Executive Committee. In addition to his position as President and Chief Executive Officer of Lands’ End, his responsibilities included the Sears Direct businesses, both internet and catalog, and the Great Indoors Home division of Sears. Mr. Dyer previously served in various other roles at Lands’ End from 1989 to 1994, including as Vice Chairman and Director from 1991 to 1994. Mr. Dyer began his career with Burdines, a division of Federated Department Stores, and held various merchandising and marketing posts during his 17 years there. He later served as President and Chief Operating Officer of Home Shopping Network and was Acting President of J. Crew Catalog from 1997 to 1998. Mr. Dyer currently also serves on the board of directors of Zale Corporation, Salvador Dali Museum, Foundation for Florida’s Future, and Florida Council of 100. Previously, Mr. Dyer served on the board of directors of Advo, Inc. from 1997 to 2007 and Tommy Hilfiger Corporation from 2003 to 2006.

As the former chief executive officer of two retail companies as well as serving as our current Chief Executive Officer, Mr. Dyer has extensive management and leadership experience and a deep knowledge of the complex financial and operational issues that retail companies encounter. We believe Mr. Dyer’s experience and success in the apparel industry, his leadership skills and his understanding of the Company and our business qualify him to sit on our Board.

Janice L. Fields, 58, has been a director since May of 2013 and served as President of McDonald’s USA, LLC, a subsidiary of McDonald’s Corporation, from January 2010 through November 2012. Previously, Ms. Fields held numerous other roles at McDonald’s, having started her career as a crew member. Prior to serving as President, she held several executive positions within McDonald’s USA, including U.S. Division President for the Central Division from 2003 through 2006 and Executive Vice President and Chief Operating Officer from 2006 through January 2010. Ms. Fields currently serves on the Board of Directors of Monsanto Company, a leading global provider of agricultural products. Ms. Fields also serves on the boards of The Field Museum, The Global Board of Ronald McDonald House Charities, and chairs the Board of United Cerebral Palsy.

Through her numerous executive roles at a Fortune 500 company, Ms. Fields has gained broad financial and operational experience and has demonstrated significant leadership and management skills through her successful implementation of various strategic initiatives. She has developed expertise related to marketing, strategic planning, risk management, production, and human resources, which provides her with valuable insights on operational and strategic matters reviewed by our board. We believe that her extensive operational, financial, and strategic planning experience qualifies her to sit on our Board.

Director Nominations and Qualifications

Responsibility for Selection of Director Candidates

The Board is responsible for selecting director candidates. The Board has delegated the screening process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board and executives will be asked to take part in the process as appropriate. The Corporate Governance and Nominating Committee identifies individuals qualified to become Board members and recommends such individuals to the Board for its consideration.

Director Criteria

The Corporate Governance and Nominating Committee is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates in the context of the then current composition of the Board. When evaluating nominees, the Board takes into account the composition of the entire Board, including the requirement that a majority of Board members be independent; the diversity of experiences and backgrounds represented on the Board; the need for financial, business, academic, public company and other expertise on the Board and its committees; and the need to have directors who will work collegially to represent the best interests of the Company and its stockholders, communities and employees. This assessment includes experience in retail, finance, administration, operations, technology, risk management, social media, and marketing.

The Company considers diversity broadly to include differences of viewpoint, professional experience, individual characteristics, personal background, qualities, skills, qualifications, gender, and ethnicity/race, resulting in the ability to contribute naturally varying perspectives. Although the Company does not have a formal policy with respect to diversity, the Board and the Committee believe that diversity in experiences, qualifications, backgrounds, and personal characteristics is important to the effectiveness of the Board’s oversight of the Company. The Corporate Governance and Nominating Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees and continuing directors.

Director candidates should be able to provide insights and practical wisdom based on their experience and expertise. Directors are expected to prepare for, attend and participate in Board and Board Committee meetings, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director. Service on other boards and other commitments are considered by such Committee when reviewing Board candidates.

The Board believes that each of its directors:

—	Is knowledgeable and has significant insight relevant to the retail industry;

—	Has demonstrated high ethical standards and personal integrity;

—	Takes his or her responsibility to the Board seriously;

—	Has a record of personal and professional achievement;

—	Demonstrates strong leadership skills in his or her area of present and past expertise;

—	Has the interest, time available and commitment to fulfill his or her responsibilities as director; and

—	Demonstrates the ability and willingness to contribute with other directors and with management.

Based on the all of these factors, the Company believes that each of its directors is qualified to serve on its Board of Directors.

Identifying and Evaluating Nominees

In evaluating potential nominees to its Board of Directors, the Board considers, among other things, the following:

—	Personal qualities and characteristics, accomplishments and reputation in the business community;

—	Knowledge of the retail industry and other relevant industry practices;

—	Relevant experience and background that would benefit the Company;

—	Ability and willingness to commit adequate time to Board and committee matters;

—	The fit of individual skills and attributes with those of other directors which will build on the dynamics of the Board; and

—	Diversity of viewpoints, professional experience, individual characteristics, personal background, and qualities and skills.

Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, current management, professional search firms, stockholders or other persons.

The Committee generally identifies nominees by first determining whether the current members of the Board continue to provide the appropriate mix of knowledge, skills, judgment, experience, diversity, differing viewpoints and other qualities necessary for the Board to direct the Company. Furthermore, the Committee regularly engages in Board succession planning by assessing the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the applicable criteria for directors. In addition, when the Committee seeks a new candidate for directorship, it seeks qualifications from the individual that will complement the attributes and perspectives of the other members of the Board. The Committee takes into consideration whether particular individuals satisfy the independence criteria set forth in the New York Stock Exchange (“NYSE”) listing standards, together with any special criteria applicable to service on various committees of the Board.

Once the Committee has identified a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

If the Committee determines, in consultation with the Chairman of the Board and other Board members, as appropriate, that additional consideration is warranted, it may ask Board members or engage third parties to gather additional information about the prospective nominee’s background and experience and to report the findings to the Committee. The Committee then evaluates the prospective nominee against the criteria set out in the Company’s Corporate Governance Guidelines. The Committee also considers such other relevant factors as it deems appropriate, including the backgrounds, qualifications and skills of existing Board members, the balance of management and independent directors, the need for Audit Committee expertise, and the Committee’s evaluation of other prospective nominees.

In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, the Chair of the Committee, one of the other independent directors, as well as the Chief Executive Officer, and others as appropriate, interview prospective nominees in person or by telephone. After completing these evaluations and interviews, the Committee deliberates and makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Stockholder Nominees

The policy of the Corporate Governance and Nominating Committee is to consider written recommendations from stockholders for positions on the Board of Directors. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Corporate Secretary of the Company or any member of the Committee in writing with whatever supporting material the stockholder considers appropriate, including the nominee’s name and qualifications for Board membership. In evaluating the nominations, the Committee seeks to address the criteria set forth above. In addition, stockholders may nominate persons for election as directors at an annual stockholders’ meeting if such nominations are made in accordance with the procedures set forth in the Company’s Amended and Restated Articles of Incorporation. See “Stockholder Proposals for Presentation at the 2015 Annual Meeting” on page 64 for further information. The Company received no stockholder nominations for the upcoming Annual Meeting.

Compensation of Directors

General.    The Compensation and Benefits Committee is responsible for reviewing and recommending director compensation and it utilizes the services of an outside independent consultant to assist this committee in its analysis and recommendations. The outside independent consultant services include providing the Compensation and Benefits Committee and the Board with a review and analysis of the prevailing outside director compensation structures and utilizing data from the Company’s peer group companies. Such reviews and analyses are conducted periodically on a comprehensive basis, with at least an annual general update. These reviews and analyses were used in connection with implementing the compensation arrangements described below.

Indemnification.    We indemnify our directors and certain of our officers to the fullest extent permitted by law so that they will serve free from undue concern that they will not be indemnified. This is authorized under our By-laws, and accordingly we have signed agreements with each of those individuals contractually obligating us to provide this indemnification to them.

Base Compensation and Non-Equity Benefits.    During fiscal 2013, each non-employee director received an annual retainer of $75,000. The non-employee director serving as Chairman of the Board received an additional annual retainer of $75,000. In addition, each non-employee director who served as a committee chair for the Audit and Compensation and Benefits Committees received an additional annual retainer of $20,000. The non-employee chair of the Merchant Committee received an additional annual retainer of $15,000 and the non-employee member of the Merchant Committee received an additional annual retainer of $7,500. The committee chairs for the Corporate Governance and Nominating and Executive Committees received an additional annual retainer of $10,000.

All directors are entitled to reimbursement of their reasonable out-of-pocket expenses for attendance at board and committee meetings and non-employee directors also are entitled to elect to participate in the Company’s health insurance program with coverage provided for the director and his or her dependents and with the cost thereof paid by the Company. During the last fiscal year, Ms. Gibson, Mr. Walker, Mr. Mahoney, Ms. Fields and Ms. Atkins participated in this health insurance program.

Restricted Stock.    The Board has the discretion to make equity awards to non-employee directors. It is anticipated that each year around the time of the Annual Meeting of Stockholders, at the discretion of the Board, each continuing non-employee director would be awarded a determined number of shares of restricted stock or restricted stock units that would vest one year following the grant date. Restricted stock awards are considered participating securities and recipients have the right to receive dividends on the awards during the vesting period. On June 27, 2013, for their respective service as directors, Mr. Roeder, Ms. Gibson, Mr. Walker, Mr. Mahoney, Ms. Weiss, Mr. Watson and Ms. Fields each received grants of 7,180 shares of restricted equity under the Company’s 2012 Omnibus Stock and Incentive Plan (the “2012 Omnibus Plan”), with certain rights to take such award in the form of restricted stock or restricted stock units and certain rights to defer settlement. Each such restricted stock grant vests 100% on June 27, 2014. Ms. Fields elected to receive her equity grant in the form of restricted stock units to be settled in shares of the Company’s common stock. Although Ms. Field’s award vests 100% on June 27, 2014, she has elected to defer the settlement of the restricted stock units until two years and one day after the date the award vests. On May 3, 2013, Ms. Fields was granted 1,090 shares of restricted equity for her service as director for an initial term of May 2013 through the 2013 Annual Meeting on June 27, 2013. Such restricted stock grant vests 100% on May 3, 2014.

Under the current compensation arrangements, the Company’s continuing non-employee directors, Mr. Roeder, Ms. Gibson, Mr. Walker, Mr. Mahoney, Ms. Weiss, Mr. Watson and Ms. Fields may occasionally receive additional equity awards at the discretion of the Board of Directors under the applicable equity plan.

Non-Employee Director Compensation Table

The following table provides information on the compensation for non-employee directors for the fiscal year ended February 1, 2014 (referred to as “fiscal year 2013”).

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)
Ross E. Roeder	165,000	120,121	-	-	-	2,651	287,772
Verna K. Gibson	90,000	120,121	-	-	-	15,572	225,693
David F. Walker	95,000	120,121	-	-	-	19,049	234,170
John J. Mahoney	95,000	120,121	-	-	-	19,359	234,480
Andrea M. Weiss	82,500	120,121	-	-	-	2,555	205,176
Stephen E. Watson	75,000	120,121	-	-	-	1,403	196,524
Janice L. Fields	56,662	140,156				10,024	206,842
Betsy S. Atkins	33,860	-	-	-	-	6,037	39,897

(1)	The following table shows the breakdown of the Total Fees Earned or Paid in Cash between the Annual Retainer and the Committee Chair Fees. These fees are paid quarterly, in arrears.

Name	Annual Retainer Fees ($)	Chairman of the Board and Committee Chair Fees ($)	Total Fees Earned or Paid in Cash ($)
Ross E. Roeder	75,000	90,000	165,000
Verna K. Gibson	75,000	15,000	90,000
David F. Walker	75,000	20,000	95,000
John J. Mahoney	75,000	20,000	95,000
Andrea M. Weiss	75,000	7,500	82,500
Stephen E. Watson	75,000	-	75,000
Janice L. Fields	56,662	-	56,662
Besty S. Atkins	29,876	3,984	33,860

(2)	The amounts included in the “Stock Awards” column represent the grant date fair value of restricted equity awards granted to directors in fiscal 2013, computed in accordance with authoritative accounting guidance. The grant date fair values for shares/units granted on May 3, 2013 and June 27, 2013 were $18.38 and $16.73, respectively.

(3)	The Company does not maintain any non-equity incentive plans for its non-employee directors.

(4)	The Company does not maintain any pension plan or nonqualified deferred compensation plan for its non-employee directors.

(5)	For Ms. Gibson, Mr. Walker, Mr. Mahoney, Ms. Fields and Ms. Atkins, the amounts in this column primarily represent Company-paid premiums for health insurance coverage. All other amounts included in this column represent the dividends received on unvested restricted stock awards and the value of associate discounts during fiscal 2013.

Governance of the Company

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines to govern the structure of the Board and outline the Board’s policies on a number of the Company’s corporate governance issues and procedures. These guidelines are available on the Company’s website at www.chicosfas.com by first clicking on “About Us” and then “Governance Documents & Charters.” The “Corporate Governance Guidelines” are also available in print to any stockholder who requests them by contacting the Company’s Corporate Secretary, 11215 Metro Parkway, Fort Myers, Florida 33966. These guidelines were adopted by the Board to formalize its obligation to be independent from management, to adequately perform its function as the overseer of management, and to align the interests of the Board and management with the interests of the stockholders. The Corporate Governance Guidelines are reviewed at least annually and have been updated from time to time since their initial adoption. The Corporate Governance Guidelines, including all revisions, as adopted by the Board, meet the applicable listing standards of the NYSE.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which, among other things, requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. As of February 24, 2014, other than compensation arrangements fully described elsewhere in this proxy, no such transactions have been disclosed.

Board of Directors

The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they currently serve, are identified below:

Director	Audit Committee	Compensation and Benefits Committee	Corporate Governance and Nominating Committee	Executive Committee	Merchant Committee
Ross E. Roeder	X		Chair	Chair
Verna K. Gibson			X		Chair
David F. Walker	Chair		X	X
David F. Dyer				X	X
John J. Mahoney	X	Chair
Andrea M. Weiss		X			X
Stephen E. Watson	X	X		X
Janice L. Fields			X

Governance Structure

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, Board of Directors, and management. The stockholders elect the Board and vote on extraordinary matters. The Board has the ultimate decision-making authority for the Company, except with respect to those matters specifically reserved to the stockholders. The Board has responsibility for the Company’s long-term strategic plans, for establishing broad corporate policies, for hiring, overseeing and evaluating executive management, particularly the Chief Executive Officer, and for our overall performance and direction, but is not directly involved in our day-to-day operations. Management runs the Company’s day-to-day operations. Board members keep informed about our business by participating in meetings of the Board and its committees, by reviewing analyses, reports and other materials provided to them by Company management and through discussions with our Chief Executive Ofiicer and other executive officers. The Board conducts its business through meetings and through actions taken by written consent in lieu of meetings. Our Board of Directors currently consists of eight directors, including seven independent directors and one individual who is not considered an independent director, being a member of the Company’s senior management. If all of the nominees for election are elected, the Board will continue to be comprised of seven independent directors and one non-independent director.

Board Responsibilities

The primary responsibilities of the Board of Directors are to provide oversight, counseling, and direction to the Company’s executive management designed to address the long-term interests of the Company and its stockholders. To the extent appropriate under Florida law, the Board, in carrying out its duties, also may consider the interests of other constituencies, which include employees, suppliers, customers and the communities in which it does business, and the economy of the state of Florida and the United States. The Board’s detailed responsibilities include: (a) selecting, regularly evaluating the performance of, and approving the compensation of the Chief Executive Officer and other senior executives; (b) planning for succession with respect to the Board, the Chief Executive Officer, and monitoring management’s succession planning for other senior executives; (c) reviewing and, where appropriate, approving the Company’s major financial objectives, strategic and operating plans and actions; (d) overseeing the conduct of the Company’s business to evaluate whether the business is being properly managed and whether proper internal controls are in place and effective; and (e) overseeing the processes for maintaining the Company’s integrity with regard to its financial statements and other public disclosures and compliance with law and ethics.

The Board of Directors has delegated to the Chief Executive Officer, working with the Company’s other executive officers, the authority and responsibility for managing the Company’s business in a manner consistent with the Company’s standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board and/or its various committees with respect to significant actions to be undertaken by the Company.

Board and Committee Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. It is the Company’s policy that directors should attend each meeting of the Board of Directors and each meeting of the committees on which they serve. The Board of Directors held six meetings during fiscal 2013 and each incumbent director attended at least 75% of the aggregate of the total number of Board meetings and meetings of committees on which he or she served. In fact, during fiscal 2013, our directors attended almost 100% of the Board and committee meetings.

During fiscal 2013, the non-employee directors of the Board met without the Chief Executive Officer or other members of management present at four of the six Board meetings.

Chairman of the Board/Chief Executive Officer

The Company does not have a formal policy regarding the separation of its Chairman and Chief Executive Officer positions. When the Board Chair is not an independent director, the Board endorses the role of a lead outside director (“Lead Director”), to be elected by the independent directors, who will lead every independent session of the Board. Currently, Ross E. Roeder, an independent member of the Board, serves as Chairman, while David F. Dyer serves as President and CEO. The Company believes that separating the Chairman and CEO roles and having an independent Chair conforms to governance best practices and contributes to the independence of the Board from management.

Affirmative Determination Regarding Director Independence

Under our Corporate Governance Guidelines, a majority of our Board of Directors is required to be comprised of independent directors. In general, our Board of Directors determines independence on the basis of standards established by the NYSE and as set forth in the NYSE Rules, and other facts and circumstances it considers relevant. Pursuant to the Corporate Governance Guidelines, the Board undertook its annual review of director and director nominee independence in February 2014. During this review, the Board considered transactions and relationships between each director or nominee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors, nominees or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. A director is considered independent only if the Board affirmatively determines that the director has no material relationship with the Company, either directly or indirectly. In accordance with the Guidelines and the NYSE listing standards, a director is not independent if:

—	The director is or has been within the last three years an employee of the Company.

—	An immediate family member of the director is or has been within the last three years an executive officer of the Company.

—

The director has received more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years. This excludes director and committee fees or other forms of deferred compensation for prior service.

—	An immediate family member of the director has received more than $120,000 in direct compensation from the Company (excluding for purposes of this computation any direct compensation received as an employee of the Company (other than an executive officer)) during any twelve month period within the last three years.

—	The director or an immediate family member of the director is a current partner of the Company’s internal or external auditor.

—	The director is a current employee of the Company’s internal or external auditor.

—	An immediate family member of the director is a current employee of the Company’s internal or external auditor and works in the auditor’s audit, assurance, or tax compliance practice.

—

Within the last three years, the director or immediate family member of the director was a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit.

—

The director or immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on the other company’s compensation committee.

—

The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payment to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

As a result of this review, and based on information furnished by all members of the Board regarding their relationships with the Company and research conducted by management with respect to outside affiliations, the Board affirmatively determined that seven of the eight current directors, Mr. Roeder, Ms. Gibson, Mr. Walker, Mr. Mahoney, Ms. Weiss, Mr. Watson and Ms. Fields, are independent of the Company and its management under the independence standards set forth in the Corporate Governance Guidelines, under the NYSE independence standards and under the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934. The Board also affirmatively determined that the Audit, Compensation and Benefits, and Corporate Governance and Nominating Committees are all comprised entirely of independent directors. In addition, members of the Compensation and Benefits Committee meet the additional standards applicable to “outside directors” under Internal Revenue Code Section 162(m) and qualify as “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Mr. Dyer is considered a non-independent director because of his employment as President and Chief Executive Officer of the Company.

Board’s Role in the Risk Management Process

Our Board and its Committees play an important role in overseeing management’s identification, assessment, and mitigation of risks that are material to us. The Board discharges many of its responsibilities and oversight functions with respect to risk through its Audit Committee, Compensation and Benefits Committee, Corporate Governance and Nominating Committee, and Merchant Committee. In particular, our Audit Committee assists the Board in fulfilling its oversight responsibility relating to the performance of our system of internal controls, legal and regulatory compliance, our audit, accounting and financial reporting processes, and the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees. The Audit Committee also periodically reviews with our General Counsel legal matters, if any, that may have a material adverse impact on our financial statements, compliance with laws, and material reports, if any, received from regulatory agencies.

Our Compensation and Benefits Committee is responsible for overseeing the management of risks relating to our compensation programs. In February 2013, the Committee asked management to again review our compensation policies and practices for all associates to identify general areas of risk and to communicate with the Committee’s independent compensation consultant concerning the design and structure of our executive compensation program. Management performed its review and did not identify any area of concern. As a result, management concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company because they include multiple incentives, balancing sales, earnings, margin, expense control and return on net assets and including certain compensation awards that are designed to encourage a longer term focus. In addition, the design and structure of our compensation programs are generally the same across all business units such that the compensation policies and practices throughout the organization do not vary significantly from the overall risk and reward structure of the Company as a whole. The Committee reviewed management’s assessments and conclusions and discussed them with management.

Our Corporate Governance and Nominating Committee oversees risks associated with corporate governance, business conduct, and ethics.

Our Merchant Committee oversees risks associated with the fashion, fit, and quality of our merchandise for each of our brands.

As part of the oversight process, each committee receives reports from members of senior management concerning the areas of material risk to the Company that are within the purview of that committee to enable it to understand our risk identification, risk management and risk mitigation strategies. While each committee is responsible for assisting the Board in evaluating and overseeing certain risks, the entire Board is apprised of such risks through regular committee reports. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Code of Ethics

The Company has a Code of Ethics, which is applicable to all employees and directors of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is available at the Company’s investor relations website (www.chicosfas.com) by clicking on “About Us” and “Governance Documents & Charters.” The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer or its directors) at this location on its website. No waivers have been granted under the Code of Ethics.

Communications to Non-Management Directors

The Board of Directors has established a process for stockholders and other interested parties to communicate with any independent director or with non-management directors as a group. Stockholders and other parties interested in communicating with the Chairman or with the other non-management directors as a group may do so by writing to: Chairman, Board of Directors, Chico’s FAS, Inc., c/o Corporate Secretary, 11215 Metro Parkway, Fort Myers, Florida 33966. Letters addressed to the Chairman or any of the other non-management directors will be routed to the Corporate Secretary who will review all such correspondence, will keep a file with copies of such correspondence (including a log thereof), will regularly forward such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention and may also provide each of the directors with summaries of all such correspondence. Directors may at any time review the file of such correspondence or the log of such correspondence and may request copies of any such correspondence.

A separate process has been established for dealing with concerns relating to accounting, internal controls or auditing matters. Stockholders, employees, and other parties interested in communicating about any of these particular matters may alternatively submit such communications by calling a third party hotline that has been established by the Board of Directors (1-888-361-5813) and such reports will immediately be brought directly to the attention of the chair of the Company’s Audit Committee and separately to the General Counsel and to the Vice President-Internal Audit. If a communication relating to accounting, internal controls or auditing matters is received in writing by the Company, the Corporate Secretary will promptly forward such written correspondence to the chair of the Company’s Audit Committee and separately to the General Counsel and to the Vice President-Internal Audit. These particular reports, whether received through the hotline or in writing, will be handled in accordance with procedures established by the Company’s Audit Committee.

Director Attendance at Annual Meeting

The Company has no policy with regard to the Company’s directors’ attendance at stockholders’ annual meetings; however, it has been the custom for the Company’s directors to attend the annual meeting of stockholders. All eight of our directors then holding office attended the Annual Meeting in June 2013.

Corporate Governance Materials Available on the Company’s Web Site

The Company’s Corporate Governance Guidelines are available at the Company’s investor relations website (www.chicosfas.com) by clicking on “About Us” and “Governance Documents & Charters.” In addition to the Company’s Corporate Governance Guidelines, other information relating to corporate governance at the Company is available on the Corporate Governance section of the Company’s investor relations website, including:

—	Audit Committee Charter

—	Compensation and Benefits Committee Charter

—	Corporate Governance and Nominating Committee Charter

—	Executive Committee Charter

—	Code of Ethics

—	Policy on Granting Equity Awards

—	Stock Ownership Guidelines

—	Complaint Procedures for Accounting Matters

—	Insider Trading Policy

The Company’s stockholders may obtain printed copies of these documents by writing to Chico’s FAS, Inc., Corporate Secretary, 11215 Metro Parkway, Fort Myers, Florida 33966.

Committees of the Board

The Board of Directors has a standing Corporate Governance and Nominating Committee, Audit Committee, Compensation and Benefits Committee, Executive Committee, and Merchant Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee held three meetings during fiscal 2013. This Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, its principal responsibilities from the perspective of its role as a nominating committee are to interview, evaluate, nominate, and recommend individuals for membership on the Company’s Board of Directors and its committees. This Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. All of the members of this Committee are independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

Audit Committee

The Audit Committee held six meetings during fiscal 2013. The Audit Committee’s principal responsibilities are to assist the Board in its general oversight of the Company’s financial reporting, internal controls, ethics compliance, and audit functions. This Committee is directly responsible for the appointment, compensation, and oversight of the work of the Company’s independent certified public accountants, reviews the annual financial results and the annual audit of the Company’s financial statements and approves the inclusion of the audited financial statements in the Form 10-K. The Committee also reviews the Company’s quarterly financial results and each Form 10-Q, and meets with the independent accountants and the Vice President-Internal Audit from time to time in order to review the Company’s internal controls and financial management practices. During each fiscal year, at least one (and usually more) of the meetings between this Committee and the independent accountants is held separately without management present. This Committee has established policies and procedures for the engagement of the independent accountants to provide permissible non-audit services, which includes pre-approval of all permissible non-audit services to be provided by the independent accountants.

All members of this Committee are independent within the meaning of the listing standards of the NYSE, the Company’s Corporate Governance Guidelines, and Rule 10A-3 promulgated under the Securities Exchange Act of 1934. SEC regulations also require the Board to determine if a member of its Audit Committee is an “Audit Committee Financial Expert.” According to these regulations, an audit committee member can be designated an Audit Committee Financial Expert only when the audit committee member satisfies five specified qualification requirements, including experience in (or “experience actively supervising” others engaged in) preparing, auditing, analyzing, or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with the Company’s financial statements. The regulations further require such qualifications to have been acquired through specified means of experience or education. The Board has determined that Mr. Walker, the chair of this Committee, and Mr. Mahoney are each qualified as an Audit Committee Financial Expert within the meaning of the regulations of the SEC and that each of them has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. Although the Board of Directors has determined that Mr. Walker and Mr. Mahoney each has the requisite attributes defined under the rules of the SEC, their respective responsibilities are generally the same as those of the other Audit Committee members. The Audit Committee members are not auditors or accountants for the Company, do not perform “field work” and are not full-time employees of any audit firm. The SEC has determined that an audit committee member who is designated as an Audit Committee

Financial Expert will not be deemed to be an “expert” for any purpose as a result of being identified as an Audit Committee Financial Expert. See the Audit Committee Report on page 28 for further information.

Compensation and Benefits Committee

The Compensation and Benefits Committee held six meetings during fiscal 2013 and acted by written consent once. The principal responsibilities of this committee are to review and make recommendations to the Board of Directors concerning the compensation of officers of the Company, to provide input and make recommendations to the Board on individuals elected to be executive officers of the Company, to review and make recommendations with respect to the Company’s existing and proposed compensation and bonus plans, and to serve as the committee responsible for administering the Company’s existing compensation and benefits plans. In addition, this committee also is responsible for evaluating and recommending compensation to be paid to our directors, including retainers, fees, benefits and perquisites. Because of the inherent conflict associated with directors setting their own compensation levels, under its charter the recommendations of the Compensation and Benefits Committee relating to director compensation must be reviewed by third parties, which may include outside consultants.

All of the members of this Committee are independent within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. See the Compensation and Benefits Committee Report on page 33 for further information.

Executive Committee

The Executive Committee held two meetings during fiscal 2013. The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Florida law solely to the Board. In practice, the Committee’s actions are generally limited to matters that the full Board specifically delegates to the Committee such as oversight of the Company’s stock repurchase program.

Merchant Committee

The Merchant Committee held four meetings during fiscal 2013. The Merchant Committee consults with and advises the Company on matters concerning the Company’s products for each of its brands.

Policies and Procedures Regarding Related Person Transactions

Transactions and relationships that involve directors, executive officers or other related persons and that constitute a conflict with the Company’s interests require, in advance, a full disclosure to and review by the Company’s Audit Committee of all facts and circumstances concerning the transactions and relationships, all in accordance with our Code of Ethics.

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Appointment Proposed for Ratification

Based on the recommendation of the Company’s Audit Committee, the Company has selected Ernst & Young, LLP (“E&Y”) as its independent certified public accountants for the current fiscal year ending January 31, 2015 (fiscal 2014), subject to ratification of such appointment by the stockholders.

Ratification of the Company’s independent certified public accountants is not required by the Company’s By-laws or otherwise, but the Board of Directors has decided to seek such ratification as a matter of good corporate practice. In the event of a negative vote, the Audit Committee will reconsider its selection. E&Y has audited the accounts of the Company since first being engaged by the Company effective July 1, 2002. Representatives of E&Y are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions by stockholders.

We have been advised by E&Y that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG, LLP AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE PERIOD SPECIFIED.

Fees to Independent Accountants

The following table presents fees for professional services rendered by E&Y for the audit of the Company’s annual financial statements for fiscal 2013 (ended February 1, 2014) and fiscal 2012 (ended February 2, 2013) and fees billed for audit-related services, tax services and all other services rendered by E&Y for fiscal 2013 and fiscal 2012.

	Fiscal 2013	Fiscal 2012
Audit Fees	$974,000	$923,298
Audit-Related Fees	1,995	1,995
Tax Fees	171,900	50,500
All Other Fees	-0-	-0-

Audit Fees

Fees for audit services include aggregate fees billed for professional services rendered for the annual audits of the Company’s financial statements included in Form 10-K filings, the reviews of the Company’s quarterly reports on Form 10-Q, other SEC filings and audit consultations and the Sarbanes-Oxley Section 404 attestation.

Audit-Related Fees

Fees for audit-related services in fiscal 2013 and 2012 included the Company’s use of E&Y’s online research tools.

Tax Fees

Fees for tax services in fiscal 2013 were principally related to international tax projects. Fees for tax services in fiscal 2012 were principally related to state and local tax projects.

All audit-related services, tax services and other services in fiscal 2013 were pre-approved by the Audit Committee, which concluded that the provision of such services by E&Y was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

3.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Summary of the Advisory Resolution

The Company is asking you to APPROVE the compensation of our named executive officers as described in this proxy statement. The Company’s named executive officers (“NEOs”) are identified in the Summary Compensation Table on page 49 in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement on pages 34-49. While the Board of Directors and its Compensation and Benefits Committee will carefully consider the stockholder vote, the final vote is advisory in nature and will not be binding on the Board or the Company.

The Company has long demonstrated its commitment to sound executive compensation practices and corporate governance principles, working to ensure that its practices protect and further the interests of stockholders. We believe that our executive compensation programs, as described more fully in the “Executive Compensation” section of this proxy statement, are structured (i) to promote a performance-based culture which links the interests of management and stockholders, (ii) to support our business objectives and (iii) to align our programs with recognized corporate governance best practices because:

—	Our compensation programs strongly support our key business objectives and our focus on increasing stockholder value.

—	A significant portion of NEO compensation is “at risk” so that if the value we deliver to our stockholders declines, so does the compensation we deliver to our NEOs.

—

We set our performance goals for the cash incentive bonus at the beginning of the fiscal year so that the determination as to whether the goals have been achieved is based on objective criteria and so that, at the time the goals are set, there remains sufficient uncertainty as to whether they will be achieved in order to more effectively motivate performance.

—	We monitor and compare the compensation programs and pay levels of executives at peer companies so that our compensation programs are competitive and within the range of market practices by our peers.

—	We conducted a risk assessment of our compensation programs and found that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

—	We require senior executives and non-employee directors to maintain meaningful Company stock ownership levels.

—	Officers and directors are not permitted to hedge their economic exposures to the Company stock and are also prohibited from trading our stock on margin.

—	We have a formal compensation clawback policy for adjustment, cancellation or recovery of incentive awards or payments to the CEO and CFO in the event of a financial restatement.

—	We do not provide significant perquisites or personal benefits to NEOs.

—

As part of our emphasis on performance-based compensation plans, we do not provide defined benefit pension plans or other non-performance-based retirement benefits to the NEOs, other than the tax-qualified 401(k) defined contribution plan available to all employees.

—	Our severance policies are in line with competitive practice, and we do not provide excise tax gross-ups for excess parachute payments.

As noted above, our compensation philosophy emphasizes pay for performance and places a significant percentage of NEO compensation “at risk.” In fiscal 2013, our financial performance did not meet our goals and expectations. We did not achieve the threshold level established for our earnings per share bonus metric, which must be reached before any bonus can be paid, or our return on net assets metric, which must be met before any of the performance shares can be earned. As a result, the compensation that our NEOs actually earned under our normal, ongoing programs based on our performance in fiscal 2013 decreased by an average of 54% because the NEOs did not receive any cash incentive bonus for fiscal 2013 and each NEO forfeited all of the performance share units that were granted in fiscal 20131. The compensation under our normal, ongoing programs for NEOs excludes retention awards which are selective and not granted on a regular basis.

In addition, the Company has in the past sought and received stockholder approval for the incentive plans that we use to motivate, retain, and reward our executives. Those incentive plans include the Cash Bonus Incentive Plan, which the stockholders approved in 2010, and the 2012 Omnibus Plan, which the stockholders approved in 2012. Compensation provided pursuant to these stockholder approved plans made up a majority of the pay that the Company provided to its NEOs.

At our 2013 Annual Meeting of Stockholders, we received 97% approval of our executive compensation for fiscal 2012. We have applied the same philosophy and practices in determining fiscal 2013 compensation for our NEOs.

Accordingly, the Board recommends that the stockholders approve the following advisory resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion.

Recommendation

The Board of Directors encourages stockholders to endorse the executive compensation program by voting in favor of this resolution. Although the say-on-pay vote is non-binding, the Board and its Compensation and Benefits Committee, which is comprised entirely of independent directors, will consider the voting results, as well as other communications from stockholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

[1]	Note, however, that disclosure rules require us to include the target grant value of performance share units granted in fiscal 2013 in the Summary Compensation Table on page 49, even though these awards were later forfeited.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee consists of four directors and operates under a written charter adopted by the Board of Directors. The current members of this Committee are David F. Walker (Chair), Ross E. Roeder, John J. Mahoney and Stephen E. Watson. Each member of the Committee is independent, in the judgment of the Company’s Board of Directors, as required by NYSE listing standards and as set forth in the Company’s Corporate Governance Guidelines. This Committee is responsible for selecting, engaging, evaluating and negotiating fee arrangements with the Company’s independent certified public accountants (the “independent accountants”) with input from the Company’s Board and management. Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an audit of internal control over financial reporting that is integrated with an audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board in the United States (“PCAOB”), and for expressing opinions thereon. This Committee’s responsibility is to monitor and oversee these processes.

The members of this Committee do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent accountants, nor can this Committee certify that the independent accountants are “independent” under applicable rules. This Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management, internal auditors, and the independent accountants on the basis of several factors, including the information it receives, discussions with management, internal auditors, and the independent accountants, and the experience of this Committee’s members in business, and with financial and accounting matters.

As part of its oversight of the Company’s financial reporting process, this Committee reviews and discusses with both management and the Company’s independent accountants all annual and quarterly financial statements prior to their issuance, including receiving reports on the matters discussed in management’s Disclosure Committee meetings. This Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended February 1, 2014 (fiscal 2013), with management and the Company’s independent accountants. Management advised the Audit Committee that the Company’s fiscal 2013 consolidated financial statements had been prepared in accordance with accounting principles generally accepted in the United States, and presented significant accounting and disclosure matters to this Committee. Discussions with the independent accountants regarding the Company’s fiscal 2013 audited financial statements included the independent accountants’ judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in the Company’s financial statements, as well as other matters, as required by applicable auditing standards, as adopted by the PCAOB and by the Audit Committee’s charter.

This Committee annually evaluates, with input from management and the internal auditor, the quality of services and sufficiency of resources provided by the independent accountants, communications and interactions with the independent accountants, and assesses the independent accountants’ independence, objectivity and professional skepticism. The Company’s independent accountants provided the Committee the written disclosures and the letter required by applicable requirements of the PCAOB for independent auditor communications with Audit Committees concerning its independence, and this Committee discussed the results of the evaluation process with the independent auditors, including their independence from the Company.

In addition, this Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, this Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and control.

Based upon the Audit Committee’s discussion with management, the internal auditor, and the independent accountants, this Committee’s review of the representations of management, and the report of the independent accountants to this Committee, and subject to the limitations on the role and responsibilities of this Committee described above and in the Committee’s charter, this Committee recommended that the Board of Directors approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission as of and for the fiscal year ended February 1, 2014.

MEMBERS OF THE AUDIT COMMITTEE

David F. Walker, Chair

Ross E. Roeder

John J. Mahoney

Stephen E. Watson

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the Company’s current executive officers.

Executive Officers	Age	Positions	Years with the Company
David F. Dyer	64	President, Chief Executive Officer, and Director (a)	5
Sheryl Clark	48	Brand President-Boston Proper	3
Donna M. Colaco	55	Brand President-White House | Black Market	6
Cynthia S. Murray	56	Brand President-Chico’s	5
Laurie J. Van Brunt	56	Brand President-Soma Intimates	4
Lee Eisenberg	67	Executive Vice President-Chief Creative Officer	5
Kent A. Kleeberger	62	Executive Vice President-Chief Operating Officer	6
Pamela K Knous	60	Executive Vice President-Chief Financial Officer	3
A. Alexander Rhodes	55	Executive Vice President-General Counsel and Corporate Secretary	11
Sara K. Stensrud	46	Executive Vice President-Chief Human Resources Officer	4
Eric R Singleton	52	Senior Vice President-Chief Information Officer	2

(a)	Became an executive officer in January 2009; first elected a director in 2007.

Non-Director Executive Officers

Sheryl Clark is Brand President-Boston Proper for the Company, having joined the Company in September 2011 as a result of the Company’s acquisition of Boston Proper. Ms. Clark has pioneered the omni-channel strategy for the brand, overseeing the opening of boutiques and a comprehensive digital experience. Ms. Clark was President and Chief Executive Officer of Boston Proper, Inc. beginning in December 2008. Ms. Clark has over 25 years of general management and merchandising experience working for major brands with global recognition including Boston Proper, Old Navy, Gap, and Bloomingdale’s. Prior to joining Boston Proper, Ms. Clark served as Executive Vice President of Merchandising for Old Navy at Gap Inc. from September 2004 to August 2008. Ms. Clark also served in various senior merchant roles at both Gap and Old Navy since joining Gap Inc.

Donna M. Colaco is Brand President-White House | Black Market for the Company, having joined the Company in August 2007. Ms. Colaco has over 30 years of experience in women’s specialty apparel. Prior to joining the Company, Ms. Colaco worked for Ann Taylor Corporation for more than 10 years in numerous capacities including, serving as President of Ann Taylor LOFT. Prior to Ann Taylor, Ms. Colaco worked for the Lerner New York Division of Limited, Inc. and Petrie Stores Corporation.

Cynthia S. Murray is Brand President-Chico’s for the Company, having joined the Company in February 2009. Ms. Murray has over 30 years of experience in retail. Prior to joining the Company, Ms. Murray spent the previous five years with Stage Stores, Inc., most recently serving as its Executive Vice President and Chief Merchandising Officer. Prior to Stage Stores, Ms. Murray worked for Talbot’s, Saks Fifth Avenue / Saks Off 5th, among other retailers.

Laurie J. Van Brunt is Brand President-Soma Intimates for the Company, having joined the Company in May 2010. Ms. Van Brunt has over 30 years of experience in retail. Prior to joining the Company, Ms. Van Brunt spent the previous five years with J.C. Penney Company, serving as its Marketing Divisional Vice President, Director of Brand Management and most recently as Divisional Vice President-Intimate Apparel. Prior to J.C.

Penney, Ms. Van Brunt served as Executive Vice President-General Merchandise Manager for the Lane Bryant Division of Limited Brands, General Merchandise Manager for Chadwicks of Boston and Petite Sophisticates Division of Casual Corner/U.S. Shoe and as a merchant for May Company.

Lee Eisenberg is Executive Vice President-Chief Creative Officer for the Company, having been promoted to that position in November 2009. Mr. Eisenberg joined the Company in February 2009 as Director of Creative Strategy. From 2004 to 2009, Mr. Eisenberg worked as a freelance author, publishing books on topics including financial planning and consumerism. From 1999 to 2004, Mr. Eisenberg served in various positions with Lands’ End including Executive Vice President and Creative Director and Chief Creative and Administrative Officer. Prior to that, Mr. Eisenberg was with Time Magazine as Editor/Creative Development. He began his career at Esquire magazine eventually serving as its editor-in-chief.

Kent A. Kleeberger is Executive Vice President-Chief Operating Officer for the Company. From February 2011 through June 2011, Mr. Kleeberger was Executive Vice President-Chief Operating Officer and Chief Financial Officer for the Company. From November 2007 through February 2011, Mr. Kleeberger was Executive Vice President-Finance, Chief Financial Officer and Treasurer for the Company. From 2004 through October 2007, Mr. Kleeberger was the Senior Vice President-Chief Financial Officer for Dollar Tree Stores, Inc. He served in numerous capacities from 1998 to 2004, for Too Inc., subsequently known as Tween Brands, Inc., culminating in his appointment as Executive Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer and was a member of that company’s Board of Directors until February 2004. Prior to that, Mr. Kleeberger served in various financial positions with The Limited, Inc. Mr. Kleeberger currently also serves on the board of directors of Shoe Carnival, Inc.

Pamela K Knous is Executive Vice President-Chief Financial Officer for the Company. From June 2011 through February 2014, Ms. Knous was Executive Vice President-Chief Financial Officer and Chief Accounting Officer for the Company. Prior to joining the Company, Ms. Knous served as Executive Vice President, Chief Financial Officer of SUPERVALU INC. from September 1997 to July 2010, where she was responsible for finance, accounting, information technology, strategic planning, investor relations, and its Bristol Farms operation. Before joining SUPERVALU, Ms. Knous was Executive Vice President, Chief Financial Officer and Treasurer of The Vons Companies, Inc., now part of Safeway Inc., and prior to that Ms. Knous was a partner in the Los Angeles office of KPMG Peat Marwick, the international audit, tax and advisory firm. Ms. Knous currently serves as Audit Committee Chair of Floor & Decor Outlets of America and has served on the board of The Tennant Company and the National Board of the American Heart Association.

A. Alexander Rhodes is Executive Vice President-General Counsel and Corporate Secretary for the Company. Mr. Rhodes joined the Company in January 2003 as its Intellectual Property Counsel, expanding his oversight of legal matters for the Company into several other areas until October 2004, when he was promoted to Vice President-Corporate Counsel and Secretary. In April 2006, Mr. Rhodes was promoted to Senior Vice President-General Counsel and Secretary, and in October 2009, Mr. Rhodes was promoted to his current Executive Vice President position. Mr. Rhodes graduated from the Stetson University College of Law in 1994. From 1994 through December 2002, Mr. Rhodes was in private practice, working primarily in the areas of commercial litigation and intellectual property.

Sara K. Stensrud is Executive Vice President-Chief Human Resources Officer for the Company, having joined the Company in July 2010. Ms. Stensrud was previously employed with Shopko Stores, Inc. and spent the majority of her seven-year career there as Senior Vice President of Human Resources. Ms. Stensrud has over 20 years of experience in the retail industry, and prior to Shopko Stores, Inc. worked for Fred Meyer Stores, Inc. and Gottschalks Stores.

Eric R. Singleton is Senior Vice President-Chief Information Officer for the Company, having joined the Company in August 2012. Prior to joining the company, Eric was the Chief Information Officer for Tommy Hilfiger Corporation where he held worldwide responsibility for the Information Technology division. Before joining Tommy Hilfiger, he was with Raytheon Company as head of worldwide E-Commerce, Vice President and Chief Information Officer for divisions of Honeywell Aerospace and Honeywell Automotive (formerly AlliedSignal), and Chief Information Officer for Columbia Energy. Mr. Singleton holds a variety of software copyrights in expert systems, artificial intelligence, scalable architectures, and has been the author of many articles that have been published in ComputerWorld, The N.Y. Times and The Wall Street Journal, among others.

None of the executive officers or directors who currently serve or who served in such capacities during fiscal 2013 are related to one another. There are no arrangements or understandings pursuant to which any executive officer was elected to office. Executive officers are elected by and serve at the discretion of the Board of Directors.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The following report of the Compensation and Benefits Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Compensation and Benefits Committee (the “Committee”) evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, the Company’s management equity compensation plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Committee has reviewed and discussed with management the Compensation Discussion and Analysis found on pages 34-49 of this proxy statement. The Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Committee with regard to executive compensation.

MEMBERS OF THE COMPENSATION

AND BENEFITS COMMITTEE

John J. Mahoney, Chair

Andrea M. Weiss

Stephen E. Watson

Compensation Discussion & Analysis — Executive Summary

The Company’s compensation program is designed to attract and retain talented leaders with an emphasis on pay for performance and creating long-term sustainable and profitable growth. We target total cash compensation between the 50th and 75th percentile of the competitive market. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities, cash incentive bonus for shorter-term returns linked to annual Company performance, and equity awards for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company. The Company has received stockholder approval for the cash incentive bonus plan, which the stockholders approved in 2010, and the 2012 Omnibus Plan, which the stockholders approved at our 2012 Annual Meeting. Compensation received pursuant to these two stockholder approved plans made up a majority of the total compensation that the Company provided to its NEOs.

We set the applicable performance goals for our cash incentive bonus program at the beginning of the fiscal year using challenging but realizable targets so that achievement of the goals is both uncertain and objective. These goals are based upon the annual financial plan approved by the Board. Our goal setting process is based on historical data and economic forecasts. We generally require improvement over our financial performance from the prior year before bonus is paid.

Pay for Performance

Our compensation philosophy emphasizes pay for performance and places a significant percentage of NEO compensation “at risk.” In fiscal 2013, our financial performance did not meet our goals and expectations. We did not achieve the threshold level established for our earnings per share bonus metric, which must be reached before any bonus can be paid, or our return on net assets metric, which must be met before any of the performance shares can be earned. As a result, the compensation that our NEOs earned under our normal, ongoing programs based on our actual performance in fiscal 2013 decreased by an average 54% because the NEOs did not receive any cash incentive bonus for fiscal 2013 and each NEO forfeited all of the performance share units that were granted in fiscal 20132. The compensation under our normal, ongoing programs for NEOs excludes retention awards which are selective and not granted on a regular basis.

Compensation Elements and Highlights

Highlighted below are a summary of the direct compensation elements of our executive compensation programs and the key actions and decisions made with respect to each element for 2013.

Compensation Component	Principal Contribution to Compensation Objectives	Description and 2013 Highlights
Base Salary	Attracts, retains and rewards executives with an appropriate fixed compensation level that reflects the executive’s scope and breadth of responsibility, his or her individual performance against the objectives set for his or her position and their relative value in the marketplace.

— Base salaries are targeted at either the 50th or 75th percentile of our Compensation Peer Group, which is described on page 39. Actual positioning varies above or below the target to reflect each executive’s performance over time, readiness for promotion to a higher level, experience and skill set relative to internal peers and criticality to the Company.

— In fiscal 2013, NEOs did not receive any increase in their base salaries.

[2]	Note, however, that disclosure rules require us to include the target grant value of performance share units granted in fiscal 2013 in the Summary Compensation Table on page 49, even though these awards were later forfeited.

Compensation Component	Principal Contribution to Compensation Objectives	Description and 2013 Highlights
Performance-Based Annual Cash Incentive	Focuses executives on achieving specific annual financial and operating results aligned with our business strategies. The performance measures used in the cash bonus incentive plan are those we believe are the key drivers of stockholder value.

— Our compensation philosophy is to establish annual cash incentive opportunities such that target total annual cash compensation (base salary plus the annual cash incentive target) approximates the 50th percentile for our corporate NEOs and the 75th percentile for our Brand President NEOs when we achieve target performance goals. Actual compensation, however, will vary above or below this level depending on actual Company performance.

— Annual cash incentive awards for shared services executives, including our CEO and CFO, are determined based on our performance against pre-established goals for earnings per share (“EPS”), total sales, and return on net assets (“RONA”) at the corporate level. Annual cash incentives for executives within all of our brands, including our Brand Presidents, are determined based on the same EPS and RONA metrics plus brand specific metrics. The Committee establishes threshold, target, and maximum goals for each measure. Achievement of threshold performance results in a payout of 25% of target for each measure, while achievement at or in excess of the maximum performance goal for each measure results in a maximum payout of 175% of target. In addition, the Company must attain the established earnings per share threshold for the fiscal year before any payout under the Bonus Plan can be made.

— Company-wide, actual performance for fiscal 2013 was below the threshold level for all metrics and no bonus was paid. Refer to pages 41-42 for more detail.

Long-Term Equity Incentives	Provides a direct link between compensation and the creation of long-term stockholder value and provides the incentive to manage the Company from the perspective of an owner. Supports the retention of a talented management team over time.

— In fiscal 2013, equity awards to the NEOs consisted of approximately a 50/50 mix of time-based restricted stock and performance share units.

— Restricted stock vests in three equal annual installments, subject to each executive’s continued employment.

— Performance share units may be earned between 0% — 125% of a targeted amount, depending on the achievement of the Company’s fiscal 2013 RONA goals. If earned, units vest one-third at the end of the performance period, and one-third on each anniversary thereafter. The Company did not achieve the threshold RONA goal; as a result, the executives forfeited all performance share units that were granted in fiscal 2013.

— In addition, all NEOs except Mr. Dyer received special retention grants in the form of time-based restricted stock. These awards have a longer vesting period to support our retention objectives, as discussed in more detail on page 44.

In summary, we believe that the fiscal 2013 performance-based compensation together with base salary levels appear well-aligned with the Company performance for the year and the linkage between pay and performance is strong.

In addition to our core elements of base salary, cash incentives, and equity awards, our compensation program includes other standard benefits that are available to all employees, such as medical and dental insurance, life and disability insurance, a 401(k) Savings Plan, and a broad-based employee stock purchase plan. The Company has a deferred compensation plan available to all senior management; the Company has not made any contributions to this plan. Senior management are also covered by a supplemental long-term disability plan and may also participate in an annual executive physical program, among other optional benefits.

Compensation Risk Mitigation and Governance Highlights

We maintain various compensation policies that align our program with recognized corporate governance best practice:

—

We conduct an annual risk assessment of our compensation programs. In 2013 we determined that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.

—	We require senior executives and non-employee directors to maintain meaningful Company stock ownership levels.

—	Officers and directors are not permitted to hedge their economic exposures to the Company stock and are also prohibited from trading our stock on margin.

—	We have formal compensation clawback agreements for adjustment, cancellation or recovery of incentive awards or payments to the CEO and CFO in the event of a financial restatement.

—	We do not provide significant perquisites or personal benefits to NEOs.

—

As part of our emphasis on performance-based compensation plans, we do not provide defined benefit pension plans or other retirement benefits to the NEOs, other than the tax-qualified 401(k) defined contribution plan available to all employees.

—	Our severance policies are in line with competitive practice, and we do not provide excise tax gross-ups for excess parachute payments.

Annual Say-on-Pay Vote

At our 2013 Annual Meeting of Stockholders we conducted our annual say-on-pay vote where we asked our stockholders to vote to approve, on an advisory basis, the fiscal 2012 compensation paid to our NEOs. Our stockholders overwhelmingly approved NEO compensation, with over 97% of votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices in 2013, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy. As a result, the Committee continued its general approach to executive compensation for fiscal 2013. We believe our programs are effectively designed, are working well, and are aligned with the interests of our stockholders. The Committee will continue to seek and consider stockholder feedback in the future.

Compensation Discussion & Analysis — Detailed Report

Compensation Philosophy and Objectives

The goal of our executive compensation program is the same as our goal for the Company — to increase stockholder value over the long term. To this end, we have designed and implemented a compensation program intended to attract, motivate, and retain highly skilled executive officers and reward them for results that increase stockholder value through sustained, profitable financial performance and outstanding leadership that reflects our values and unique culture.

The Company’s Compensation and Benefits Committee is responsible for monitoring adherence with our compensation philosophy and for reviewing and approving the annual base salary, annual cash bonus, stock-based compensation, retirement plans, and health and welfare benefits for our senior officers, including the NEOs. For fiscal 2013, our NEOs were David F. Dyer, Chief Executive Officer, Pamela K Knous, Chief Financial Officer, Donna M. Colaco, Brand President — White House | Black Market, Cynthia S. Murray, Brand President — Chico’s, and Laurie J. Van Brunt, Brand President — Soma Intimates.

The Company bases its executive compensation programs and decisions on the same basic objectives that guide the Company in establishing all of its compensation programs:

—

Total compensation should foster a long-term focus and be based on the level of job responsibility, individual performance, and Company performance. Associates at higher levels should have an increasing portion of their compensation tied to Company performance because they are more able to affect our overall results.

—

Compensation should reflect the comparative value of the particular job in the marketplace and should be competitive with the pay of similarly-situated executives at companies that we compete with for talent.

—

Compensation should align our associates with our stockholders by rewarding performance that achieves our strategic and financial objectives and enhances stockholder value. Recognizing the importance of pay-for-performance, our compensation programs are structured so that if Company performance exceeds target levels, a NEO’s total compensation may similarly exceed target levels. Likewise, where individual performance or Company performance falls short of established goals, the programs will deliver lower levels of compensation.

—

Performance-based compensation programs should enable associates to easily understand how their efforts can affect their pay, both directly through individual performance and indirectly through contributing to the Company’s achievement of its overall strategic, financial, and operational goals.

—

Although individual pay levels will always reflect differences in job responsibilities, experience, and marketplace considerations, the overall structure of the compensation and benefit program should be generally consistent across the organization.

—	Perquisites for executives should be rare and limited to those that are important to the executive’s ability to safely and effectively carry out his or her responsibilities.

The decisions the Committee makes on NEO compensation are market driven decisions. In making compensation decisions, the Committee reviews all compensation components for the NEOs and compares each element of compensation against a peer group of publicly-traded retailers. In setting the various elements of NEO compensation, the Committee believes that a substantial portion of an individual NEOs compensation should be “at-risk,” which we define as the bonus payments at the target level under our Executive Cash Bonus Incentive Plan and the targeted economic value of equity awards. Thus the Committee, with the advice of its independent compensation consultant and with the desire to have a significant portion of the NEO compensation be at risk, establishes an overall compensation opportunity for each NEO designed to deliver a specific, market competitive value when our target goals are achieved.

Role of the Committee and the Executive Officers in Compensation Decisions

The Committee, in consultation with its independent compensation consultant, reviews, evaluates, and determines the various components of the compensation for the CEO, including establishing his base salary, the terms under which his cash incentive bonuses are paid, and deciding the extent to which he receives stock-based compensation awards. The Chief Human Resources Officer (“CHRO”) may assist the Committee with gathering relevant data, but does not participate in recommending or setting the CEO’s compensation. The Committee then recommends a compensation package for the CEO to the Board for its review, input, and approval.

The Committee also determines the amount and terms of the cash-based and stock-based compensation awards for the other NEOs, taking into account recommendations on individual compensation levels and performance evaluation input from the CEO and CHRO. The CEO and CHRO have limited authority to make changes and adjustments to cash-based compensation, with the expectation that any adjustments would be in keeping with our overall compensation philosophy. No other NEO had an active role in the evaluation, design, or administration of the 2013 executive officer compensation program. Each NEO, however, provides input to the CEO and CHRO on individual compensation levels for their respective direct reports.

Use of Independent Compensation Experts

The Committee has engaged Frederic W. Cook & Co., Inc. (“Cook”), a nationally recognized compensation consulting firm, as its independent compensation consultant. The Committee considered whether Cook was independent from management utilizing, among other things, the independence factors required by the Securities and Exchange Commission and incorporated into New York Stock Exchange Listing Standards.

Based on this review, the Committee determined that Cook was independent from Company management and, further, that Cook’s work did not create any conflicts of interest.

Cook’s work for the Committee includes gathering and analyzing data, performing market assessments, and preparing reports and recommendations. A representative from Cook attends Committee meetings, when requested by the Committee, and the Committee Chair frequently interacts with the consultant between meetings to define the nature of work to be conducted, to review materials to be presented at Committee meetings, and to obtain the consultant’s opinion and perspective on proposals prepared by management.

The Committee considers the input from Cook as one factor in making NEO compensation decisions. The Committee also considers information and analyses it receives from management as well as its own judgment and experience.

Setting Executive Compensation — Comparative Data

Cook provided the Committee with relevant market and comparative data and strategic alternatives to consider when making compensation decisions and recommendations for our NEOs. The Committee and Cook also utilized benchmark data from Hay Group, another compensation consulting firm, to provide data for positions below the NEO level and to validate the comparative data Cook provided to the Committee. The Cook and Hay Group comparative data were substantially similar.

In making compensation decisions, the Committee reviews all compensation components for the NEOs taking into account tally sheets showing each individual component as well as overall compensation for each NEO. The Committee also compares each element of total compensation against a peer group of publicly-traded retailers (the “Compensation Peer Group”), which was reviewed and updated in 2013. The Compensation Peer Group generally consists of U.S. based publicly traded retailers in the Apparel Retail and Apparel, Accessories, and Luxury Goods ICS Industry Codes of generally similar size and scope to us, and with which we generally compete against for talent and stockholder investment. We used the following Compensation Peer Group to make decisions about 2013 compensation:

Abercrombie & Fitch Co.	Charming Shoppes, Inc.	Guess, Inc.

Aeropostale, Inc.	Collective Brands, Inc.	L Brands, Inc.

American Eagle Outfitters, Inc.	DSW, Inc.	The Buckle, Inc.

Ann Inc.	Express, Inc.	The Children’s Place Retail Stores, Inc.

Ascena Retail Group, Inc.	Finish Line, Inc.	The Gap, Inc.

Brown Shoe Company, Inc.	Foot Locker, Inc.	The Talbot’s, Inc.

Coach, Inc.	Genesco, Inc.	Urban Outfitters, Inc.

Decisions about fiscal 2013 pay opportunities were made at Committee meetings held during the fourth quarter of 2012. In February 2012, Cook conducted a review of the Compensation Peer Group to ensure the companies remained appropriate. The Committee made several changes to the Compensation Peer Group to be used for competitive reviews to inform decisions about 2013 pay opportunities. The following companies were removed from the group: Coldwater Creek, Inc., J. Crew Group, Inc., The Mens Wearhouse, Inc., New York & Company, Inc., Pacific Sunwear of California, Stage Stores, Inc., and Stein Mart, Inc. These companies were excluded because they are either a department store or are not primarily located in shopping malls. The following companies were added to the peer group because they fall within the above referenced Compensation Peer Group criteria: The Buckle, Inc., Coach, Inc. Express, Inc., and Foot Locker, Inc.

In September 2013, Cook again conducted a review of the Compensation Peer Group to ensure the companies remained appropriate. The Committee made three changes to the Compensation Peer Group to be used to make informed decisions about fiscal 2014 pay opportunities. Charming Shoppes, Collective Brands, and Talbots were removed from the peer group because they were acquired or are no long public companies. All other companies continued to be included in the peer group.

Principal Components of Executive Compensation

The principal components of our executive compensation program are: base salary, annual cash incentive bonuses, long term stock-based incentive compensation, and employee benefit plans.

Mix of Compensation Components

There is no pre-established policy or target for the allocation between either cash and non-cash incentive compensation or short-term and long-term incentive compensation. Rather, the Committee reviews information provided by Cook and other relevant information to determine the appropriate mix of salary and incentive compensation for our NEOs. The Committee believes, however, that a substantial portion of the annual and long-term compensation for our NEOs should be “at-risk.” We define at-risk compensation to include bonus payments at target potential under our executive cash bonus incentive plan and the targeted economic value of equity awards. This approach is designed to provide more upside potential and downside risk for the NEOs because they have greater influence on and more accountability for our performance as a whole. The following chart describes the percent of pay at-risk for our NEOs in fiscal 2013:

NEO	% 2013 Pay At-Risk
David F. Dyer	87%
Pamela K Knous	78%
Donna M. Colaco	83%
Cynthia S. Murray	83%
Laurie J. Van Brunt	78%

Components of Compensation

Base Salaries

We provide our NEOs with base salaries to compensate them for services rendered during the fiscal year. We target base salaries at the 50th percentile of the Compensation Peer Group for our corporate NEOs and at the 75th percentile for our Brand President NEOs because market demands indicated that these levels are appropriate to attract and retain the high-caliber talent necessary to lead our Company.

During its review of base salaries for our NEOs, the Committee also considers:

—	market and comparative data available to it, including any data provided by Cook;

—	internal review of the executive’s compensation, both individually and relative to other executive officers;

—	overall Company-wide performance; and

—	the individual executive’s overall performance and contribution to the Company’s performance.

The Committee reviews the base salaries of our NEOs on an annual basis as well as at the time of any promotion or other material change in responsibilities. In fiscal 2013, all NEOs were at or above the competitive base salary target and, as a result, they did not receive any market-based salary increase.

Annual Cash Incentive Bonuses

An important component of potential total cash compensation consists of an incentive bonus opportunity, which is intended to make a significant portion of compensation dependent on Company performance. This is also intended to provide incentives to achieve the Company’s annual financial and strategic goals and to work as a team in meeting objectives and overcoming challenges.

We target total cash compensation (base salary plus cash incentive bonus), when target performance goals are achieved, at or near the 50th percentile for our corporate NEOs and at or near the 75th percentile for Brand President NEOs because we believe this allows us to successfully compete for talent with the Compensation Peer Group. Variations to this target positioning may occur as dictated by the experience level of the individual and by other market factors. This target competitive positioning takes into account our expectations and desires that, over the long term, we will be able to generate stockholder returns in excess of the average of our peer group.

In fiscal 2013, bonuses for NEOs were determined pursuant to our Cash Bonus Incentive Plan (the “Bonus Plan”), which the stockholders approved at our 2010 Annual Meeting. The performance metrics in the Bonus Plan, which the Committee reviewed and approved, were primarily designed to stimulate growth in sales and operating results, improve return on net assets, and grow earnings per share. The performance metrics and the relative weighting of these metrics are intended to motivate and reward the NEOs for improved financial performance of the Company year-over-year, which we expect should lead to increased stockholder value. All NEOs have a minimum of three performance metrics because we believe having a balance in performance metrics helps reduce compensation related risks.

Under the Bonus Plan, each NEO has an assigned target bonus, expressed as a percentage of base salary, ranging from 70% to 100% of base salary, depending on the NEO’s position. The actual bonus awards can range from 0% to 175% of target, depending on the Company’s actual financial performance. In addition, the Company must attain the established earnings per share threshold for the fiscal year before any payout under the Bonus Plan can be made.

Thus, if the Company failed to achieve the designated earnings per share threshold, then no performance-based bonuses would be awarded under the Bonus Plan. If the Company achieved or exceeded the threshold earnings per share goal but failed to achieve other performance goals, then only a portion of the performance-based bonus would be awarded. On the other hand, if the Company’s performance exceeds the earnings per share threshold and some or all of the other performance goals, then the NEO may receive more than the targeted bonus, but only up to the designated maximum amount.

In fiscal 2013, the threshold, target, and maximum levels for the approved metrics, which included EPS, RONA, sales, and brand contribution metrics, were based on considerations of our overall financial performance for the prior year. The threshold level for the EPS metric, which must be met before any bonus can be paid, required an improvement over our actual performance for that metric in fiscal 2012. As reflected in the table below, the fiscal 2013 EPS, sales, and brand contribution target metrics required improvement over 2012, whereas the RONA target metric reflected a decrease from the prior year. The Committee believes the approved target metrics to be challenging, but achievable, and dependent on the successful execution of the Company’s strategic business plans and general business conditions that are reasonable. Numerous factors, however, could cause the Company’s actual results to vary from expected results. It is not possible for the Committee to reliably calculate the likelihood of any NEO achieving threshold, target, or maximum bonus levels. Within the last several years NEOs have received no bonus, near target bonus, or maximum bonus based on our actual performance. The Company does not perform a statistical analysis to predict future achievement. Rather, it seeks to establish goals that will incentivize NEOs to achieve the Company’s objectives. Payouts in any year above the target level indicate significant accomplishment with performance above expectations.

The bonus measures, targeted financial performance, targeted payout, and actual payouts for fiscal 2013 for each respective NEO are set forth below.

NEO	Bonus Measure[1]	Target Financial Performance[2]	Target Payout (% Salary)	Actual Payout (% Salary)[3]
David F. Dyer	EPS RONA Total Sales	9.3% increase 8.5% decrease 8.9% increase	100%	0%
Pamela K Knous	EPS RONA Total Sales	9.3% increase 8.5% decrease 8.9% increase	70%	0%
Donna M. Colaco	EPS RONA WH|BM Brand Sales WH|BM Brand Contribution	9.3% increase 8.5% decrease 14.5% increase 16.9% increase	80%	0%
Cynthia S. Murray	EPS RONA Chico’s Brand Sales Chico’s Brand Contribution	9.3% increase 8.5% decrease 5.7% increase 5.1% increase	80%	0%
Laurie J. Van Brunt	EPS RONA Soma Brand Sales Soma Brand Contribution	9.3% increase 8.5% decrease 19.6% increase 89.7% increase	75%	0%

[1]

EPS means earnings per share. RONA means return on net assets, which we define as net income divided by net working capital less cash and marketable securities plus fixed assets. We exclude from the RONA calculation significant one-time items that were not anticipated at the time the RONA goal was established. Brand contribution means pre-tax earnings, excluding certain shared service expenses, for each brand.

[2]	Percentage increase (decrease) means an increase (decrease) compared to the prior fiscal year’s actual performance for each metric.

[3]	The threshold level for the EPS metric, which must be met before any bonus can be paid, was not achieved in fiscal 2013. Accordingly, no cash incentive bonuses were paid in fiscal 2013.

As noted above, no bonuses were paid for fiscal 2013 under the Bonus Plan.

Sign-On and “Guaranteed” Bonuses

The Company will, as necessary, pay sign-on and first year guaranteed bonuses at various levels in order to attract the management talent necessary to drive long term, sustainable growth. Executives we recruit from other companies are often required to give up a significant amount of compensation from their former company in the form of lost bonus opportunities, unvested equity or a combination of both. Sign-on and first year guaranteed bonuses are a necessary and effective means of offsetting their losses and inducing them to join our team. In those instances in which we have provided an executive with a sign-on bonus, we generally require the newly hired executive to pay back a pro rata portion of the sign-on bonus if they voluntarily leave the Company within a year after joining us. No NEO received a sign-on or guaranteed bonus in fiscal 2013.

Long-Term Incentive Stock-Based Compensation

We believe that meaningful equity ownership by our NEOs is essential for both significant long term and sustained increases in value and growth and retention of the NEOs. This belief is reflected in our stock ownership guidelines as well as the aggregate awards of stock options, restricted stock, restricted stock units and performance-based awards that we have made to our NEOs. The stock ownership guidelines are described on page 47 and are available on the Company’s investor relations website at www.chicosfas.com.

We believe that providing NEOs stock-based compensation is the most effective way to align their interests with those of our stockholders. Stock options, restricted stock, performance share awards and performance share units provide an incentive, beginning immediately upon grant, to NEOs to manage the Company from the perspective of an owner with an equity interest in the business. In addition, stock-based compensation has been and continues to be a key part of our program for motivating and rewarding key employees over the long term. Multi-year vesting of equity compensation provides a strong retention mechanism for key executive talent, which is critical to our long-term success. We intend to continue to have stock-based compensation serve as an important part of the compensation program for key employees.

The Committee, in consultation with Cook and with the approval of the Board, determines the stock-based compensation for the CEO. The Committee, upon the recommendation by the CEO and the CHRO, also makes final decisions regarding stock-based compensation awards for the other NEOs. The Committee has established general guidelines for the value of the long-term incentive compensation to be granted to each NEO based upon relevant market and comparative data provided by Cook and the NEOs position within the Company. In determining the size of the individual stock-based awards, the Committee also considers the amount of stock-based awards outstanding and previously granted, the amount of stock-based awards remaining available for grant under the 2012 Omnibus Plan, the aggregate amount of current awards, and the amount of awards believed necessary to attract and retain key talent. All stock-based awards vest over time as a means to encourage the recipient to remain in service with us.

Stock Options

In fiscal 2012, we discontinued the routine use of stock options. Annual grants under our long-term incentive program now consist of a mix of performance share units and restricted stock awards. We believe that this long-term incentive mix is a more appropriate way to create incentives for operational excellence as well as enhanced stockholder value. In particular, performance shares increase the alignment of the NEOs’ and stockholders’ interests, and are consistent with the Company’s philosophy that executive compensation should be tied to Company performance.

Substantially all stock options granted to NEOs in the past have a ten-year term and vest in equal annual installments over a period of three years from the date of grant, but the Committee will consider and has previously provided for other vesting schedules, as appropriate. The option exercise price is the closing price on the date of grant. We historically granted stock options as part of our ongoing long-term incentive program as an incentive for our executives to create stockholder value. For an executive to receive value from a stock option, the stock price must increase from the time of grant to the time of exercise.

We have not re-priced or replaced options in response to declining stock prices.

Restricted Stock

Awards of restricted stock shares are granted to NEOs based on external market data and internal fairness considerations, and can vary among the NEOs. Approximately 50% of each NEO’s target equity opportunity in fiscal 2013 was granted in the form of restricted stock. These share awards generally vest in equal annual amounts over a three-year period from the date of grant, but the Committee has provided for other vesting schedules, as appropriate. Restricted stock awards are considered participating securities, and recipients have the right to receive dividends on the awards during the vesting period. Restricted stock and awards of restricted stock units encourage executives not only to create stockholder value, but also to preserve value. In other words, restricted stock has both upside potential and downside risk. We believe that share awards such as restricted stock grants further align the interests of management and stockholders.

Performance-based Awards

The Committee provides performance-based awards in the form of performance shares and performance share units (“PSUs”), which tie equity compensation earned to the achievement of corporate performance objectives. Unlike time-based restricted stock, performance shares and PSUs vest based on certain financial and operational achievements, in addition to continued service. That is, assuming the eligible associates remain employed, they will only earn the performance shares if the Company achieves the designated performance goal. Because the performance goals require improved overall financial performance over time, performance-based awards align our executives’ interests with our stockholders’ interest.

All NEOs have PSUs as a part of their equity compensation. NEOs have the opportunity to earn between 0 — 125% of the targeted number of PSUs, with the actual number of PSUs earned based on the Company’s RONA targets as set forth under the Company’s Bonus Plan. Approximately 50% of each executive’s target equity opportunity in fiscal 2013 was in the form of PSUs. For a discussion of the details about the RONA target and the likelihood of the Company achieving the RONA target, please see page 42 of this proxy statement. The threshold level of RONA was not achieved in 2013 and, as a result, the performance share units were not earned and cancelled in full.

Retention and Special Recognition Grants

On occasion and as necessary, the Company will make retention or special recognition awards of restricted stock to NEOs. Retention grants usually vest over a 5-year period with no shares vesting in years 1 and 2, 20% vesting in each of year 3 and year 4 and 60% vesting in year 5. The Committee believes that retention awards are appropriate to reward the recipient’s contributions to the Company and that the extended vesting schedules will foster long-term focus on, and commitment to, the Company. Special recognition grants generally vest in equal annual amounts over a three-year period from the date of grant and are given to reward sustained, superior individual performance. Both retention and special recognition grants are considered participating securities and recipients have the right to receive dividends on the awards during the vesting period.

In 2013, and as part of the Company’s ongoing talent review and assessment, the Committee and management identified several key executives as being potentially at risk for retention over the next 3 — 5 years. The retention risk results from the success of the Company’s business and a noticeably more active market for key talent. As a result, the Company awarded Ms. Colaco and Ms. Murray with retention grants of 100,000 shares each of restricted stock with no shares vesting in 2013, 2014 or 2015, 20,000 shares vesting in each of 2016 and 2017 and 60,000 shares vesting in 2018. The Company also awarded Ms. Knous and Ms. Van Brunt with retention grants of 50,000 shares each of restricted stock with no shares vesting in 2013, 2014 or 2015, 10,000 shares vesting in each of 2016 and 2017 and 30,000 shares vesting in 2018.

Granting of Equity Awards

The Company has adopted a Policy on Granting Equity Awards. The complete Policy is available under “Governance Documents & Charters” at www.chicosfas.com. This Policy is designed to provide some measure of assurance that equity grant awards are not being manipulated to result in a price that is unreasonably favorable to the recipients of the grants. Since fiscal 2007, the annual equity grant date for all officers has been the date on which the trading window period first opens following the public release of year end earnings. This grant date is generally in late February or early March and is established by us well in advance. Because the Committee does not generally meet on this date, the Committee authorizes the grants at its meeting first preceding the grant date specifying an effective prospective grant date consistent with this policy. The exercise price for stock options is generally the closing price on the specified grant date, but in no event less than the closing price on the grant date. This grant date is driven by two principal considerations:

—

It coincides with our fiscal-year-based performance management cycle, allowing supervisors to deliver the equity awards close in time to performance appraisals, which tends to increase the impact of the awards by strengthening the link between pay and performance.

—

It occurs at least 24 hours after the release of year-end earnings, so that the stock price at that time can reasonably be expected to fairly represent the market’s collective view of our then-current results and prospects.

The Company also makes promotional, new hire, and out-of-cycle equity awards to executives, as appropriate. The grant date for such awards is the first business day of the month following the date of promotion or hire.

Retirement and Welfare Benefits

401(k) Plan

Effective on January 1, 1999, as amended February 1, 2013, we adopted a 401(k) Plan as a means for all eligible employees at all levels of the Company to accumulate retirement savings. Under the 401(k) feature of the plan, eligible employees can elect to defer up to 100% of their respective compensation, subject to statutory limitations, and have it contributed to the plan. The Company has elected to match employee contributions at 50% on the first 6% of the employees’ compensation that is contributed and can elect to make discretionary contributions over and above the match, based on the amount it deems appropriate in light of our operating results for any given year.

Employee Stock Purchase Plan

In 2002, the Company adopted an employee stock purchase plan (replacing our 1993 employee stock purchase plan) to continue to provide eligible employees at all levels an opportunity to become stockholders of the Company. The Plan was amended in 2011 to enhance the overall effectiveness of the Plan. Eligible employees may purchase shares of our stock semiannually during specified offering periods at a 15% discount to the value of the stock. Executive officers are eligible to participate in this stock purchase plan.

Health and Welfare Benefits

Our executive officers are also eligible to participate in the medical and dental coverage, life and disability insurance, paid time off, and other programs that are generally available to all of our employees.

Perquisites and Other Benefits

We do not provide significant perquisites or personal benefits to NEOs. We provide competitive relocation benefits to newly hired officers, in keeping with industry practices. We offer to pay for an annual physical examination and offer supplemental disability income insurance for all officers, including all NEOs. The costs of the annual physical and supplemental disability income insurance are immaterial and we believe the Company benefits from these perquisites. The annual physical helps to mitigate the risk of losing the services of a member of senior management due to otherwise undetected health issues. The Company believes that the financial security provided to executives through the supplemental disability income insurance is a good investment because it provides a useful tool in the retention of top talent. We value perquisites at their incremental cost to us in accordance with SEC regulations. These amounts, if applicable, are reflected in the Summary Compensation Table below under the column entitled “All Other Compensation” and the related footnotes.

Deferred Compensation Plan

The Company has adopted two nonqualified plans that permit executive officers to defer current compensation, on a tax-deferred basis, for long term or retirement savings, one of which relates to deferrals made through December 31, 2004 and related earnings and the other of which relates to deferrals since January 1, 2005 and related earnings. Pursuant to the deferred compensation plans, participants have been allowed to defer all or a portion of their qualifying compensation. Under each plan, a book account is then maintained for each such executive officer in which there is an accounting of the amount of compensation deferred and deemed earnings on those amounts based upon the participant’s selection of various available investment options. The Company has not made any matching funds or other contribution to any participant’s account. In accordance with the terms of each of the plans, the deferral is placed in a “rabbi” trust. This trust arrangement offers a degree of assurance for ultimate payment of benefits without causing constructive receipt of the deferral or earnings thereon for income tax purposes. The assets in the trust remain subject to the claims of our creditors and are not the property of the executive officer unless there is a change in control. This provides further incentive to the executive officer to ensure the Company’s financial health and drive future performance.

Section 409A of the Internal Revenue Code (the “Code”) imposes restrictions on the funding of, distributions made under, and elections to participate in, nonqualified deferred compensation arrangements. Although we believe that we are operating in compliance with the statutory provisions relating to Section 409A that are currently effective and have made appropriate modifications to the applicable plan, the statute and its regulations are complex and subject to further interpretation. Thus, it is possible that we will have to make additional adjustments to our nonqualified deferred compensation arrangements to comply with the applicable rules as further interpretations are issued.

Severance and Change in Control Benefits

Our CEO has an employment letter that provides for severance benefits in connection with certain employment terminations, with separate provisions that would govern a severance associated with a change in control. The principal terms of Mr. Dyer’s employment agreement and the related provisions addressing severance benefits are described beginning on page 55 of this proxy statement.

The Company also offers reasonable severance benefits to all officers in order to attract and retain highly skilled management talent. Many other retailers offer comparable severance benefits. As a result, the Company has adopted an Executive Severance Plan and a Vice President Severance Plan, which provide severance benefits upon certain terminations of employment. The plans are on file with the SEC, as required, and their material terms are summarized on pages 58-59 of this proxy statement.

None of these severance benefits provide for payment of excise tax gross-ups.

Tally Sheets

With respect to fiscal 2013 compensation, the Committee analyzed tally sheets for all compensation and maximum potential payouts when approving compensation matters. Through the use of such tally sheets, the Committee reviewed all components of the compensation of our CEO, CFO, and other NEOs, including base salary and annual cash incentive compensation as well as long term equity based incentive compensation and accumulated realized and unrealized equity award gains.

Other Matters

Share Retention Guidelines; Hedging Prohibition

The Company has adopted stock ownership guidelines for all senior officers and directors, including the NEOs. Compliance with the ownership guidelines is reviewed regularly by the Committee. The current guidelines require executives to hold Company stock equal to the following values: (i) CEO — ownership equal to three times the prior year’s salary; (ii) other covered officers — ownership equal to one to two times prior year’s salary; and (iii) non-employee directors — ownership equal to three times the base annual retainer. The Company has established a retention ratio that requires senior officers and directors to retain and hold on a net after tax basis at least 25% of shares obtained as a result of a stock option exercise or the vesting of restricted shares until such time as the officer or director is in compliance with the guidelines.

Shares counted toward this requirement are based on shares owned outright as well as shares otherwise beneficially owned by such officer or director (as beneficial ownership is defined by the SEC’s rules and regulations) and the value of the gain on vested but unexercised in-the-money options as determined based on a closing price as of a set date. Unvested restricted shares and unvested options awarded under our stock incentive plan are not counted for these purposes.

Officers and directors are not permitted to hedge their economic exposures to the Company stock that they own and are not permitted to trade our stock on margin.

Clawback Agreements

The Company has “Clawback” agreements with the CEO and CFO. Under these Agreements, each executive is required to reimburse the Company for incentive compensation previously paid to the executive under any of the Company’s executive bonus programs if within two years from the date of payment of such incentive compensation, the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any then applicable financial reporting requirement under the securities laws as a result of misconduct by the executive and/or gross negligence by the executive in failing to prevent the misconduct or if the executive is otherwise subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002. The Committee believes that the officers who certify the Company’s financial reporting should not be unjustly enriched for prior reporting periods in the event of such a restatement.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code prohibits publicly held companies from deducting certain compensation to any one NEO, other than the CFO, in excess of $1,000,000 during the tax year. However, Section 162(m) provides that, to the extent that compensation is based on the attainment of performance goals set by the Committee pursuant to plans approved by our stockholders, the compensation is exempt from the deductibility limitations. Our Compensation Committee administered the bonus awards under the Bonus Plan in an effort to have the payouts qualify for the “performance-based” exemption from the $1,000,000 limit. Thus, any bonus compensation paid to NEOs with respect to fiscal 2013 was treated as fully tax-deductible.

Compensation realized from stock options granted under the 2002 Omnibus Plan is believed to qualify for the performance-based exemption under Section 162(m), and is, therefore, treated as fully deductible. In addition, the Compensation Committee has administered the performance share awards to also qualify for the performance-based exemption; therefore, compensation realized from performance shares has been treated as fully deductible. Compensation realized from time-based vesting restricted stock grants, however, does not qualify for such an exemption. Thus, to the extent taxable compensation from restricted stock earnings in combination with salaries and certain other compensation elements for any NEO exceeds $1,000,000, such compensation will not be deductible.

The Company is permitted to and reserves the right to pay other amounts that are not tax deductible to meet the design goals of our executive compensation program. In any event, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Fiscal 2014 Compensation Framework

For fiscal 2014, the Company implemented the following changes in compensation arrangements for its NEO’s.

Mr. Dyer’s target annual cash bonus was increased from 100% of his base salary to 150% of his base salary. The Committee made this adjustment to bring Mr. Dyer’s total cash compensation (base salary plus the annual cash incentive target) in line with the 50th percentile of our industry peer group.

The Committee also increased the maximum number of performance share units a NEO can potentially earn from 125% of target to 150% of target. This change was also made to align NEO compensation with the industry peer group.

In prior years, our cash incentive bonus plan required improvement in our EPS performance over the prior year before any bonus payment could be made. See pages 41-42 for more detail. The Committee and Management believe that this makes our bonus plan less competitive than many others in our industry peer group and puts the Company at a disadvantage for attracting and retaining the level of talent necessary to achieve our long term financial goals. For fiscal 2014, the threshold level for the EPS metric, which must be met before any bonus can be paid, was set at our actual performance for that metric in fiscal 2013.

Finally, beginning December 1, 2013, NEOs, Board members, and other “insiders,” were prohibited from pledging their shares of the Company’s stock. Anyone who pledged shares prior to December 1, 2013 may continue to pledge those shares, but may not pledge any additional securities.

Summary Compensation Table

The following table includes information concerning compensation for fiscal years 2013, 2012 and 2011 in reference to the NEOs, which includes the Company’s principal executive officer, the Company’s principal financial officer, and the three most highly compensated executive officers of the Company other than the principal executive officer and the principal financial officer. A description of the material terms of the employment agreements for each of the NEOs, including a description of potential post-employment payments, appears below under the headings “Employment Agreements for Named Executive Officers” and “Potential Payments Upon Termination or Change in Control for Named Executive Officers.”

Name and Principal Position	Fiscal Year Ended	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) (4) (5) ($)	Option Awards (5) (6) ($)	Non-Equity Incentive Plan Compensation (7) ($)	Change in Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (8) ($)	Total (9) ($)
David F. Dyer,	2/1/2014	950,000	-	5,600,192	-	-	-	107,172	6,657,364
President and Chief Executive Officer	2/2/2013	968,269	-	4,100,012	-	1,423,356	-	51,739	6,543,376
	1/28/2012	950,000	-	2,738,000	-	1,048,800	-	101,459	4,838,259

Pamela K Knous,	2/1/2014	550,000	-	1,598,310	-	-	-	240,688	2,388,998
Executive Vice President, Chief Financial Officer / Chief Accounting Officer	2/2/2013	560,577	-	900,600	-	576,834	-	133,256	2,171,267
	1/28/2012	332,418	485,000	914,250	141,987	-	-	58,752	1,932,407

Donna M. Colaco,	2/1/2014	725,000	-	2,996,154	-	-	-	94,125	3,815,279
Brand President- White House | Black Market	2/2/2013	725,962	-	1,501,000	-	804,946	-	53,921	3,085,829
	1/28/2012	645,673	-	342,250	368,463	753,371	-	54,406	2,164,163

Cynthia S. Murray,	2/1/2014	725,000	-	2,996,154	-	-	-	100,084	3,821,238
Brand President- Chico’s	2/2/2013	725,962	-	1,876,250	-	952,171	-	62,921	3,617,304
	1/28/2012	645,673	-	342,250	368,463	212,814	-	50,849	1,620,049

Laurie J. Van Brunt,	2/1/2014	525,000	-	1,488,070	-	-	-	74,561	2,087,631
Brand President – Soma Intimates	2/2/2013	530,769	-	2,251,500	-	675,736	-	49,773	3,507,778
	1/28/2012	500,000	-	273,800	267,973	511,500	-	348,531	1,901,804

(1)	In fiscal 2013, Mr. Dyer, Ms. Knous, Ms. Colaco, Ms. Murray and Ms. Van Brunt contributed a portion of his or her compensation to the Company’s 401(k) savings plan.

(2)	The amounts in this column consist of sign-on bonuses and guaranteed bonuses paid to Ms. Knous in fiscal 2011 totaling $100,000 and $385,000, respectively.

(3)	The amounts included in the “Stock Awards” column for fiscal 2013, fiscal 2012, and fiscal 2011 represent the aggregate grant date fair value of restricted stock, performance shares and performance share units granted in each year presented in the table (excluding any estimated amount for forfeitures related to service-based vesting conditions) in accordance with authoritative guidance, and does not correspond to the Company’s accounting expense for these awards. For a discussion of the valuation of stock awards, see Note 10 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended February 1, 2014 (fiscal 2013). See the Grants of Plan-Based Awards Table for information on restricted stock granted in fiscal 2013. The amounts included in the “Stock Awards” column for fiscal 2013 includes the grant date fair value of performance share units that were not earned and cancelled in full because the return on net assets threshold was not met.

(4)	The amounts included in the “Stock Awards” column for fiscal 2013, fiscal 2012, and fiscal 2011 for performance shares and performance share units assume achievement at target. The maximum payout achievable was 125% of target for Ms. Knous, Ms. Colaco, Ms. Murray and Ms. Van Brunt. The maximum payout achievable for Mr. Dyer was 125% in fiscal 2013 and 2012, and 133% in fiscal 2011.

(5)	The actual amounts that the NEOs will be able to realize from these equity awards will depend on a number of factors including the Company’s actual operating performance, stock price, the vesting terms of the award and the NEO’s continued employment.

(6)	The amounts included in the “Option Awards” column for fiscal 2011 represent the aggregate grant date fair value of stock options granted in fiscal 2011 (excluding any estimated amount for forfeitures related to service-based vesting conditions) in accordance with authoritative guidance. For a discussion of valuation assumptions, see Note 10 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended February 1, 2014 (fiscal 2013).

(7)	The amounts in this column consist of annual incentive bonus payments earned by each of the NEOs earned based on company performance in fiscal 2013, fiscal 2012 and fiscal 2011. See “Compensation Discussion and Analysis–Annual Cash Incentive Bonuses.” Amounts earned with respect to the respective fiscal year are accrued as expenses in such fiscal year, even though a portion of such bonuses were computed and paid following the end of the respective fiscal year.

(8)	The amounts in this column consist of dividends received on unvested restricted stock awards in the fiscal year, the Company’s matching contributions to its 401(k) savings plan on behalf of the NEOs, group term life insurance premiums paid by the Company on behalf of the NEOs, supplemental executive disability premiums paid by the Company on behalf of the NEOs, expenses related to the Company’s executive wellness program, and relocation expenses during the fiscal year, if applicable.

For Ms. Knous, of the $240,688 included in this column for fiscal 2013, $169,513 related to relocation expenses, of the $133,256 included in this column for fiscal 2012, $104,555 related to relocation expenses, and of the $58,752 included in this column for fiscal 2011, $51,053 related to relocation expenses. For Ms. Van Brunt, of the $348,531 included in this column for fiscal 2011, $300,000 related to offsetting a portion of the loss she incurred on the sale of her previous residence as a result of her relocation to Florida and $31,629 related to relocation expenses.

(9)	The disclosure rules require inclusion of the target grant date fair value of performance share units in fiscal 2013 in total compensation, even though the awards were not earned and cancelled in full. Compensation NEOs earned based on our actual performance in fiscal 2013 was as follows: Mr. Dyer $3,857,268, Ms. Knous $2,013,843, Ms. Colaco $3,165,202, Ms. Murray $3,171,161, and Ms. Van Brunt $1,767,596.

Fiscal Year Grants of Plan Based Awards

The following table sets forth certain information with respect to the equity and non-equity incentive awards granted during or for the fiscal year ended February 1, 2014 (fiscal 2013) to each of our executive officers listed in the Summary Compensation Table.

	Grant Date	Compensation Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David F. Dyer	N/A	N/A	237,500	950,000	1,662,500
	March 1, 2013	February 26, 2013				0	165,100	206,375		2,800,096
	March 1, 2013	February 26, 2013							165,100	2,800,096

Pamela K Knous	N/A	N/A	96,250	385,000	673,750
	March 1, 2013	February 26, 2013				0	22,120	27,650		375,155
	March 1, 2013	February 26, 2013							22,120	375,155
	March 1, 2013	February 26, 2013							50,000	848,000

Donna M. Colaco	N/A	N/A	145,000	580,000	1,015,000
	March 1, 2013	February 26, 2013				0	38,330	47,913		650,077
	March 1, 2013	February 26, 2013							38,330	650,077
	March 1, 2013	February 26, 2013							100,000	1,696,000

Cynthia S. Murray	N/A	N/A	145,000	580,000	1,015,000
	March 1, 2013	February 26, 2013				0	38,330	47,913		650,077
	March 1, 2013	February 26, 2013							38,330	650,077
	March 1, 2013	February 26, 2013							100,000	1,696,000

Laurie J. Van Brunt	N/A	N/A	98,450	393,750	689,050
	March 1, 2013	February 26, 2013				0	18,870	23,588		320,035
	March 1, 2013	February 26, 2013							18,870	320,035
	March 1, 2013	February 26, 2013							50,000	848,000

(1)

These columns show the range of aggregate payouts targeted for fiscal 2013 performance under the Chico’s FAS, Inc. Cash Bonus Incentive Plan as described in the section titled “Annual Cash Incentive Bonuses” in the Compensation Discussion and Analysis. The Threshold amount represents the aggregate amount that would have been payable to the executive officer if the Company were to have achieved just the minimum performance level for each of the performance measures applicable to the particular executive officer for the fiscal year. The Target amount represents the amount that would have been payable to the executive officer if the Company were to have achieved the targeted performance level for each of the performance measures applicable to the particular executive officer for the fiscal year. The Maximum amount represents the amount that would have been payable to the executive officer if the Company were to have achieved the maximum performance level for each of the performance measures applicable to the particular executive officer for the fiscal year. Pursuant to the Cash Bonus Incentive Plan, performance for 2013 was below the threshold level for each NEO’s respective performance measures as more particularly described in the section titled “Annual Cash Incentive Bonuses” in the Compensation Discussion and Analysis. As a result, no bonus was paid for 2013 performance, as shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(2)	These columns include performance-based awards granted in fiscal 2013 under the 2012 Omnibus Plan. For Mr. Dyer, Ms. Knous, Ms. Colaco, Ms. Murray, and Ms. Van Brunt, these columns include amounts for a performance-based restricted stock unit award whereby each of Mr. Dyer, Ms. Knous, Ms. Colaco, Ms. Murray and Ms. Van Brunt were eligible to earn shares, contingent upon the achievement of a defined threshold for the Company’s return on net assets in fiscal 2013. Any shares earned based on the achievement of such goals will vest over three years from the date of grant. Based on the Company’s performance in fiscal 2013, the Company did not meet the return on net assets threshold, resulting in the forfeiture of all performance-based restricted stock units granted.

(3)	Restricted stock granted under the 2012 Omnibus Plan is described in the Outstanding Equity Awards at Fiscal Year-End Table below. Restricted stock awards have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, and change in control). However, restricted stock has an implicit performance criterion because the higher the Company’s stock price, the greater the value of the restricted stock award.

(4)	The amounts in this column represent the full aggregate grant date fair value of each award, computed in accordance with accounting guidance. For a discussion of the valuation of stock awards, see Note 10 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended February 1, 2014 (fiscal 2013).

Outstanding Equity Awards at Fiscal Year End

The following table outlines outstanding long-term equity-based incentive compensation awards for the executive officers listed in the Summary Compensation Table as of February 1, 2014 (fiscal 2013). Each outstanding award is shown separately. The vesting schedule for each award is described in the footnotes to this table.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Name	Exercisable	Unexercisable
David F. Dyer	10,000	-		20.17	3/5/2017	33,334	553,344	111,083	1,843,978
	10,000	-		24.58	6/26/2017	91,051	1,511,447
						165,100	2,740,660
Pamela K Knous	16,667	8,333		12.19	8/18/2021	25,000	415,000	24,400	405,040
						20,000	332,000
						22,120	367,192
						50,000	830,000
Donna M. Colaco	30,000	-		14.86	9/7/2017	120,000	1,992,000	4,167	69,172
	30,000	-		13.78	2/25/2020	4,167	69,172	44,733	742,568
	36,666	18,334		13.69	2/24/2021	30,000	498,000
						38,330	636,278
						100,000	1,660,000
Cynthia S. Murray	68,000	-		4.31	3/4/2019	120,000	1,992,000	4,167	69,172
	30,000	-		13.78	2/25/2020	4,167	69,172	44,733	742,568
	36,666	18,334		13.69	2/24/2021	30,000	498,000
						16,667	276,672
						38,330	636,278
						100,000	1,660,000
Laurie J. Van Brunt	30,000	-		11.98	5/20/2020	3,334	55,344	3,333	55,328
	26,666	13,334		13.69	2/24/2021	16,667	276,672	20,333	337,528
						100,000	1,660,000
						18,870	313,242
						50,000	830,000

(1)	All options listed above vest at a rate of 33-1/3% per year over the first three years of the option term, beginning on the one year anniversary of the date of grant.

(2)

All restricted stock vests at the rate of 33-1/3% per year beginning on the one year anniversary of the date of grant except the 150,000 unvested shares for Ms. Van Brunt, the 100,000 unvested shares for Ms. Colaco and Ms. Murray, and the 50,000 unvested shares for Ms. Knous, which vest over a 5 year period from the date of grant with no vesting in years 1 and 2, 20% vesting on the three year anniversary of the date of grant, 20% vesting on the fourth year anniversary of the date of grant and 60% vesting on the fifth year anniversary of the date of grant.

(3)	Awards in this column represent performance-based restricted stock that were not yet vested as of February 1, 2014. These stock units vest at a rate of 33-1/3% per year on the one year anniversary of the date of grant.

Fiscal Year Options Exercised and Stock Vested

The following table sets forth stock options exercised and restricted stock vested during the fiscal year ended February 1, 2014 (fiscal 2013) with respect to the executive officers listed in the Summary Compensation Table. The dollar figures in the table below reflect the value on the exercise date for Option Awards and the vesting date for Stock Awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

David F. Dyer	-	-	134,399	2,231,850

Pamela K Knous	-	-	47,200	764,850

Donna M. Colaco	-	-	79,033	1,286,136

Cynthia S. Murray	-	-	87,366	1,425,714

Laurie J. Van Brunt	-	-	28,500	483,377

Fiscal Year Retirement Benefits

The Company does not maintain any pension benefit plan for any of its employees, including for any of the NEOs. Thus, there are no accumulated pension benefits for any of its NEOs. The only funded retirement benefits that are provided for the Company’s NEOs are those accruing as a result of contributions made under the Company’s 401(k)/profit sharing plan.

Fiscal Year Nonqualified Deferred Compensation

The following table illustrates the nonqualified deferred compensation benefits under the Nonqualified Deferred Compensation Plans, reported collectively.

Name	Executive Contributions in Last Fiscal Year (1) ($)	Registrant Contributions in Last Fiscal Year (2) ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End (3) ($)

David F. Dyer	-	-	-	-	-

Pamela K Knous	-	-	-	-	-

Donna M. Colaco	-	-	-	-	-

Cynthia S. Murray	-	-	-	-	-

Laurie J. Van Brunt	72,044	-	-	-	191,350

(1)	For Ms. Van Brunt, the amount shown in this column represents the deferral of a portion of her annual salary and cash incentive bonus in fiscal 2013.

(2)	The Company may make contributions on behalf of its executive officers to the Deferred Plan. To date, no Company contributions have been made under the Deferred Plan nor has the Company paid above market earnings on accounts under the Deferred Plan.

(3)	The aggregate balances shown above represent amounts that the NEOs earned but elected to defer, plus earnings (or losses), if applicable. Account balances may be invested in phantom investments selected by the executive from an array of investment options. The array changes from time to time; as of February 1, 2014, participants could choose among several different investments, including domestic and international equity, income, short term investment, and blended fund investment. The participants are not being offered and thus cannot choose a Company stock fund.

Employment Agreements for Named Executive Officers

David F. Dyer.    Mr. Dyer, who currently serves as President and Chief Executive Officer, was subject to an at-will employment offer letter, as of fiscal 2013 year-end, dated January 7, 2009, as subsequently amended. The offer letter contemplates an annual base salary and certain other benefits. Mr. Dyer’s current base salary is $950,000 and is subject to further increases as set from time to time by the Board of Directors. Mr. Dyer is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2014, Mr. Dyer’s aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 25% of his target bonus, a target bonus equal to 150% of his base salary and a maximum bonus equal to 175% of his target bonus.

Mr. Dyer also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.

The employment offer letter also provides for certain restrictive covenants which, if violated, can result in immediate forfeiture of any unvested equity grants and the cancellation of all then outstanding option grants and claw-back of any option exercises occurring in the six months prior to such violation. Forfeiture of equity grants and option gains may also be triggered in the event grounds for a “cause” termination are uncovered during a severance period.

Mr. Dyer is also a party to a “clawback” agreement with the Company as more fully described on page 47.

A description of potential post employment payments payable to Mr. Dyer appears below under the heading “Potential Payments Upon Termination or Change in Control for Named Executive Officers.”

Pamela K Knous.    Ms. Knous, who currently serves as Executive Vice President-Chief Financial Officer, is subject to an at-will employment offer letter dated June 8, 2011. The offer letter contemplates an annual base salary and certain other benefits. Ms. Knous’ current base salary is $550,000 and is subject to further increases as set from time to time by the Board of Directors. Ms. Knous is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2014, Ms. Knous’ aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 17.5% of her base salary, a target bonus equal to 70% of her base salary and a maximum bonus equal to 122.5% of her base salary. Ms. Knous also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.

Ms. Knous is also a party to a “clawback” agreement with the Company as more fully described on page 47.

A description of potential post employment payments payable to Ms. Knous appears below under the heading “Potential Payments Upon Termination or Change in Control for Named Executive Officers.”

Donna M. Colaco.    Ms. Colaco, who currently serves as Brand President-White House | Black Market, is subject to an at-will employment offer letter dated July 19, 2007. The offer letter contemplates an annual base salary and certain other benefits. Ms. Colaco’s current base salary is $725,000 and is subject to further increases as set from time to time by the Board of Directors. Ms. Colaco is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2014, Ms. Colaco’s aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 20% of her base salary, a target bonus equal to 80% of her base salary and a maximum bonus equal to 140% of her base salary. Ms. Colaco is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.

A description of potential post employment payments payable to Ms. Colaco appears below under the heading “Potential Payments Upon Termination or Change in Control for Named Executive Officers.”

Cynthia S. Murray.    Ms. Murray, who currently serves as Brand President-Chico’s, is subject to an at-will employment offer letter dated January 29, 2009. The offer letter contemplates an annual base salary and certain other benefits. Ms. Murray’s current base salary is $725,000 and is subject to annual increases as determined from time to time by the Company’s Board of Directors. Ms. Murray is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2014, Ms. Murray’s aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 20% of her base salary, a target bonus equal to 80% of her base salary and a maximum bonus equal to 140% of her base salary. In 2009, consistent with the terms of the offer letter, she received a sign on bonus and certain relocation benefits and was awarded certain stock options and restricted stock. Ms. Murray also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.

A description of potential post employment payments payable to Ms. Murray appears below under the heading “Potential Payments Upon Termination or Change in Control for Named Executive Officers.”

Laurie J. Van Brunt.    Ms. Van Brunt, who serves as Brand President-Soma Intimates, is subject to an at-will employment offer letter dated April 21, 2010. The offer letter contemplates an annual base salary and certain other benefits. Ms. Van Brunt’s current base salary is $525,000 and is subject to annual increases as determined from time to time by the Company’s Board of Directors. Ms. Van Brunt is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2014, Ms. Van Brunt’s aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 18.75% of her base salary, a target bonus equal to 75% of her base salary and a maximum bonus equal to 131.25% of her base salary. Ms. Van Brunt also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.

A description of potential post employment payments payable to Ms. Van Brunt appears below under the heading “Potential Payments Upon Termination or Change in Control for Named Executive Officers.”

Potential Payments Upon Termination or Change in Control for Named Executive Officers

The section below describes the payments that may be made to NEOs upon termination of their employment, pursuant to individual agreements or otherwise.

David F. Dyer

Pursuant to his employment letter agreement, if Mr. Dyer’s employment by the Company is terminated without “Cause” (as described below), Mr. Dyer would generally be entitled to receive, among other benefits, payments equal to the sum of his base salary and target bonus, payable in monthly installments over one year, subject to the execution of a general release of claims against the Company. Mr. Dyer would also be entitled to receive the following, upon termination of employment by the Company without Cause: (i) pro rata vesting of stock options based on the amount of time worked through the termination date, with each option remaining exercisable for the lesser of three years following termination of employment or expiration of its respective term, (ii) a pro-rated bonus for the applicable bonus period based on actual performance that would otherwise have been payable, payable after year-end results are measured, (iii) a pro-rata number of performance shares based on the shares that would have been earned at the end of the original performance period, pro-rated based on the time worked through the termination date, payable as soon as possible after the end of the performance period, (iv) continued health insurance coverage until age 67, provided that Mr. Dyer pays both the employee and employer portion of premiums post-termination, which benefits expire when and if Mr. Dyer obtains similar benefits from another employer, and (v) all other benefits to be continued for one year post-termination.

In the event of a “Change in Control” (as described below) where Mr. Dyer’s employment is involuntarily terminated without Cause, or where Mr. Dyer voluntary terminates his employment with “Good Reason” (as described below), in either case, within two years of such Change in Control, Mr. Dyer would be entitled to receive, in lieu of the benefits described in the preceding paragraph, among other benefits, an amount equal to two times the sum of his base salary and the target bonus, payable in a lump sum, subject to the execution of a general release of claims against the Company. In this event, Mr. Dyer would also be entitled to: (i) pro rata vesting of stock options based on the amount of time worked through the termination date, with each option remaining exercisable for the lesser of three years following termination of employment or expiration of its respective term and (ii) vesting of performance shares in full (which occurs on a Change in Control regardless of whether termination of employment occurs) and payment of performance shares within sixty days of termination of employment.

In the event of his termination of employment due to death or permanent disability, Mr. Dyer or his beneficiaries are entitled to the following: (i) payment of all accrued but unpaid compensation; (ii) a pro-rata vesting of stock options based on the amount of time worked through Mr. Dyer’s last date of employment, with Mr. Dyer or his beneficiaries being allowed to exercise any vested options for one year after his death or permanent disability or the remaining term of the options, whichever is less, and (iii) continued health insurance coverage until age 67 (or, in the case of death, until Mr. Dyer would have reached age 67), such benefits to be mitigated by similar benefits provided by any new employer; and (iv) all other benefits continued for one year post-termination.

For purposes of Mr. Dyer’s employment letter agreement, the term “Cause” means the occurrence of any of the following: (i) Mr. Dyer’s being convicted of, or entering a plea of no contest to, any felony; (ii) Mr. Dyer’s being convicted of, or entering a plea of no contest to, any crime related to his employment by the Company, but specifically excluding traffic offenses; (iii) Mr. Dyer’s continued willful neglect of, refusal to perform, or gross negligence concerning, his duties, or engaging in willful misconduct in the performance of his duties, which has a material adverse affect on the Company; (iv) Mr. Dyer’s willful failure to take actions that are permitted by law and necessary to implement policies of the Company’s

Board of Directors which the Board of Directors has communicated to Mr. Dyer in writing, provided that minutes of a Board of Directors meeting that are provided to or made available to Mr. Dyer shall be deemed communicated to Mr. Dyer; (v) Mr. Dyer’s material breach of the terms of his employment letter agreement; or (vi) drug or alcohol abuse by Mr. Dyer, but only to the extent that such abuse has an obvious and material adverse affect on the Company or on the performance of Mr. Dyer’s duties and responsibilities under his employment letter agreement; provided; however, that Cause shall not be found in any of the circumstances set forth above (other than in subparagraph (i) or (ii) above or where the basis for the Cause determination is incapable of being cured) unless the relevant act or failure to act is not cured by Mr. Dyer within ten (10) business days after the Company gives him written notice setting out a clear description of the circumstances alleged by the Company to constitute Cause.

For purposes of Mr. Dyer’s employment letter agreement, the term “Good Reason” means the occurrence of any of the following events, unless such events are corrected in all material respects by the Company within 30 days of Mr. Dyer’s written notification to the Company that he intends to terminate his employment for “Good Reason” (provided that such notice is given within 90 days of the initial existence of the condition): (i) any material reduction in Mr. Dyer’s current titles or positions, or a material reduction in Mr. Dyer’s then current duties or responsibilities or (ii) Mr. Dyer’s failure to be re-elected or re-appointed to the Company’s Board of Directors.

For purposes of Mr. Dyer’s employment letter agreement, the term “Change in Control” means (a) any “person” or “group” as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Exchange Act”) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; (b) during any one-year period, individuals who at the beginning of such period constitute the Board of Directors, and any new director who is elected or nominated by the Board by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the one-year period or whose election or nomination was previously so approved, cease to constitute at least a majority of the Board; (c) a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity or its ultimate parent outstanding immediately after such merger or consolidation; or (d) the sale or disposition of all or substantially all of the Company’s assets.

If, at the time of his separation from service, Mr. Dyer is a “specified employee,” payments shall be delayed six months to the extent necessary to be in compliance with Section 409A of the Internal Revenue Code.

Other Named Executive Officers

General

Effective October 1, 2007, the Company put into effect a formal executive severance plan for certain eligible officer employees, including the Company’s NEOs who are not covered by superseding provisions in their respective employment agreements. On March 1, 2008, the Company’s executive severance plan was amended to cover only executive vice presidents and senior vice presidents and, at the same time a separate vice president severance plan was adopted to cover vice presidents not covered by the executive severance plan. The division of the severance plan into two separate plans was largely to limit a “good reason” termination trigger to executive vice presidents and senior vice presidents and to clarify that the officers covered by the vice president severance plan would not be subject to any six month waiting period for the payment of severance benefits.

Because the NEOs other than Mr. Dyer are currently covered by the version of the executive severance plan that was effective as of March 1, 2008, the following description of the executive severance plan is based on the executive severance plan as revised, effective March 1, 2008.

Of the NEOs, Ms. Knous, Ms. Colaco, Ms. Murray and Ms. Van Brunt are covered by the executive severance plan. The executive severance plan provides for the payment of certain benefits to certain of the Company’s senior executives, including Ms. Knous, Ms. Colaco, Ms. Murray and Ms. Van Brunt, upon terminations of employment from the Company. The purpose of the executive severance plan is to promote uniform treatment of senior executives who are involuntarily terminated other than for “cause” or who terminate for good reason. Furthermore, the executive severance plan provides benefits to senior executives who, following a change in control as defined in the executive severance plan, have not been offered employment comparable to that which the Company provided prior to the change in control.

The executive severance plan provides for the following severance benefits:

—	A cash payment equal to 12 months of the senior executive’s annual base salary.

—	A cash payment equal to the senior executive’s prorated bonus, if earned, for the year in which the termination occurs.

—	Provided that the senior executive properly elects continued health care coverage under applicable law, the Company will fully subsidize the COBRA premium cost for a period of up to 12 months.

—	Reimbursement for documented outplacement assistance expenses incurred during the 12 months following the qualifying termination of employment.

—	Release from any obligation to otherwise repay any sign-on bonus or relocation benefit.

The provision of severance benefits under the executive severance plan is conditioned upon the executive executing an agreement and release which includes, among other things, one-year non-competition and non-solicitation restrictive covenants, a non-disclosure covenant, a non-disparagement covenant as well as a release of claims against the Company. For a terminated executive who falls within the definition of a “specified employee” (as defined in Section 409A of the Internal Revenue Code), no severance payment shall be made before the date which is six months after the date of termination of employment.

Each of Ms. Knous, Ms. Colaco, Ms. Murray and Ms. Van Brunt is eligible to receive certain post-employment payments as indicated below in accordance with the Company’s above-described executive severance plan (payment of which is conditioned upon entry into the above described letter agreement and release under the executive severance plan) and, in certain cases, under the 2012 Omnibus Plan.

Potential Payments Upon Termination

The following table shows the potential payments upon termination for our NEOs as if the respective termination events had occurred on February 1, 2014:

Name and Termination Scenarios	Cash Severance (1)	Equity (2)	Health Benefits (3)	Other Benefits (4)	Excise Tax Gross Up	Total
David F. Dyer
w/o Good Reason (Voluntary)	-	-	-	-	N/A	-
w/ Good Reason (Voluntary)	-	-	-	-	N/A	-
For Good Cause (Involuntary)	-	-	-	-	N/A	-
Death or Disability (Involuntary)	-	6,649,429	-	-	N/A	6,649,429
w/o Good Cause (Involuntary)	1,900,000	3,555,052	-	21,000	N/A	5,476,052
Change in Control	3,800,000	6,649,429	-	21,000	N/A	10,470,429
Pamela K Knous
w/o Good Reason (Voluntary)	-	-	-	-	N/A	-
w/ Good Reason (Voluntary)	550,000	-	12,265	-	N/A	562,265
For Good Cause (Involuntary)	-	-	-	-	N/A	-
Death or Disability (Involuntary)	-	2,459,482	-	-	N/A	2,459,482
w/o Good Cause (Involuntary)	550,000	-	12,265	21,000	N/A	583,265
Change in Control	550,000	2,459,482	-	-	N/A	3,009,482
Donna M. Colaco
w/o Good Reason (Voluntary)	-	-	-	-	N/A	-
w/ Good Reason (Voluntary)	725,000	-	12,265	-	N/A	737,265
For Good Cause (Involuntary)	-	-	-	-	N/A	-
Death or Disability (Involuntary)	-	5,964,040	-	-	N/A	5,964,040
w/o Good Cause (Involuntary)	725,000	-	12,265	21,000	N/A	758,265
Change in Control	725,000	5,964,040	-	-	N/A	6,689,040
Cynthia S. Murray
w/o Good Reason (Voluntary)	-	-	-	-	N/A	-
w/ Good Reason (Voluntary)	725,000	-	12,665	-	N/A	737,665
For Good Cause (Involuntary)	-	-	-	-	N/A	-
Death or Disability (Involuntary)	-	7,024,232	-	-	N/A	7,024,232
w/o Good Cause (Involuntary)	725,000	-	12,665	21,000	N/A	758,665
Change in Control	725,000	7,024,232	-	-	N/A	7,749,232
Laurie J. Van Brunt
w/o Good Reason (Voluntary)	-	-	-	-	N/A	-
w/ Good Reason (Voluntary)	525,000	-	17,554	-	N/A	542,554
For Good Cause (Involuntary)	-	-	-	-	N/A	-
Death or Disability (Involuntary)	-	3,783,114	-	-	N/A	3,783,114
w/o Good Cause (Involuntary)	525,000	-	17,554	21,000	N/A	563,554
Change in Control	525,000	3,783,114	-	-	N/A	4,308,114

(1)

The cash severance associated with any termination other than Change in Control is to be paid as income continuation, but is shown in the aggregate and not as a discounted present value. For Ms. Knous, Ms. Colaco, Ms. Murray, and Ms. Van Brunt the cash severance associated with termination includes 12 months of salary. Pursuant to the Cash Bonus Incentive Plan, performance for 2013 was below the threshold level for each NEO’s respective performance measures, resulting in the exclusion of the earned bonus component for fiscal 2013. For Mr. Dyer, if termination of employment occurs not following a Change in Control, Mr. Dyer would also receive, payable in cash at the normal time cash bonuses are paid to other participants in the bonus plan, his bonus in respect of the fiscal year in which employment terminates, as if employment had continued, based on the Company’s performance for such fiscal year. If Mr. Dyer’s termination of employment is associated with a specified termination following a Change in Control, the cash severance would equal two times the sum of base salary and target bonus.

(2)	Stock option value assumes immediate exercise at $16.60/share at termination, which equals the Company’s stock price at the end of the 2013 fiscal year. Equity value for vesting of restricted stock also assumes $16.60/share. In accordance with the Company’s 2012 Omnibus Plan, stock options become 100% vested in the event of death, disability or change in control, as these events are defined in the 2012 Omnibus Plan. Although restricted stock awards do not automatically vest in the event of death or disability or change in control, the Compensation and Benefits Committee may, in its discretion, decide to accelerate such awards. The Company determined that it was appropriate to include amounts related to the potential accelerated vesting of restricted stock in this table to provide a comprehensive total of payments upon termination for death, disability or change in control.

(3)	Health benefits represents an estimate using monthly COBRA cost times 12 months, the period of income continuation, but is shown in the aggregate and not as a discounted present value. However, for Mr. Dyer, the amounts in the table are zero based on his employment letter agreement which indicates that the Company will continue health insurance following certain terminations of employment until age 67, but only if Mr. Dyer pays both the employee and employer portion of the premium.

(4)	Represents an estimate of maximum outplacement assistance.

Indemnification Agreements

We have entered into indemnification agreements with all of our directors and executive officers under which we have agreed to indemnify such persons against all direct and indirect costs of any type or nature whatsoever (including attorneys’ fees) incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. These persons are to be indemnified to the fullest extent now or hereafter permitted by the Florida Business Corporation Act. The indemnification agreements also provide for the advancement of expenses to these directors and officers in connection with any such suit or proceeding.

Certain Relationships and Related Party Transactions

Except as described herein, none of the directors or officers of the Company, and no stockholder holding over 5% of the Company’s common stock, and no corporations or firms with which such persons or entities are associated, currently maintains or has maintained since the beginning of the last fiscal year, any significant business or personal relationship with the Company other than such as arises by virtue of such position or ownership interest in the Company.

Compensation Committee Interlocks and Insider Participation

The current members of the Company’s Compensation and Benefits Committee are John J. Mahoney, Stephen E. Watson and Andrea M. Weiss. None of the members of the Compensation and Benefits Committee have at any time been an officer or employee of the Company or any of its subsidiaries, nor did any of them have a relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Exchange Act. In addition, during the last completed fiscal year, none of our executive officers has served as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of our Board or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires all executive officers, directors, and persons who are the beneficial owner of more than 10% of our shares of outstanding common stock to file reports of ownership with the SEC indicating their ownership of the Company’s equity securities and to report any changes in that ownership. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to comply therewith during the fiscal year ended February 1, 2014. To the Company’s knowledge, based solely on a review of the forms, reports and certificates filed with the Company by the Company’s directors and officers and the holders of more than 10% of the Company’s common stock, we believe all Section 16(a) filing requirements were complied with by such persons during or with respect to the fiscal year ended February 1, 2014, except that due to administrative errors by the Company, Mr. Singleton filed one late report relating to a restricted stock award granted to him with his appointment in 2013 (one transaction not timely reported).

SECURITY OWNERSHIP

The following tables set forth, as of May 3, 2014, the number of shares of the Company’s common stock beneficially owned by (1) each of its directors and nominees to become a director, (2) each NEO as defined under applicable SEC rules, (3) all directors and executive officers as a group and (4) each person known to the Company as having beneficial ownership of more than 5% of the Company’s common stock together with such person’s address.

Stock Ownership of Directors and Executive Officers

Directors/Executive Officers	Current Beneficial Holdings (1)(3)		Shares Subject to Options (2)	Total Beneficial Ownership (1)	Percent of Class (4)

David F. Dyer	986,494		20,000	1,006,494	*

Pamela K Knous	208,359		16,667	225,026	*

Donna M. Colaco	438,014		115,000	553,014	*

Cynthia S. Murray	471,858		153,000	624,858	*

Laurie J. Van Brunt	270,002		70,000	340,002	*

Verna K. Gibson	772,216	(5)	50,000	822,216	*

Ross E. Roeder	163,033		50,000	213,033	*

David F. Walker	63,633		30,000	93,633	*

John J. Mahoney	69,633		10,000	79,633	*

Andrea M. Weiss	44,679	(6)	-	44,679	*

Stephen E. Watson	30,796		-	30,796	*

Janice L. Fields	8,270		-	8,270	*

All Directors and Executive Officers as a Group (18 persons)	4,270,523		827,667	5,098,190	3.3%

*	Less than one percent

(1)

For purposes of this table, a person is deemed to be the beneficial owner of shares under applicable SEC rules, if she or he (a) has or shares voting power or dispositive power with respect to such shares, or (b)

has the right to acquire ownership of such shares within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares. Except as otherwise indicated, all shares are held with sole voting and investment power.

(2)	Represents shares that may be acquired currently or within sixty days after May 2, 2014 through the exercise of stock options. The exercise price of options is the market price of Chico’s common stock on the date of grant and is not discounted. Directors and officers realize value from options only when exercised and only to the extent that the price of Chico’s common stock on the exercise date exceeds the price of the common stock on the grant date.

(3)	The shares listed also include restricted stock which has not yet vested and which is subject to forfeiture as follows: Mr. Dyer, 356,233; Ms. Knous, 118,287; Ms. Colaco, 301,744; Ms. Murray, 310,078; Ms. Van Brunt, 197,694; Ms. Gibson, 7,180; Mr. Roeder, 7,180; Mr. Walker, 7,180; Mr. Mahoney, 7,180; Ms. Weiss, 7,180; and Mr. Watson, 7,180.

(4)	In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of common shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within 60 days held by such individual or group, but are not deemed outstanding by any other person or group.

(5)	Includes 135,069 shares owned by Ms. Gibson’s husband, 125,000 shares owned by Ms. Gibson’s grantor trusts and 125,000 shares owned by the grantor trusts of Ms. Gibson’s husband. Also includes 6,000 shares held by a trust for the benefit of one grandchild of which Ms. Gibson’s husband is the trustee, 6,000 shares held by a separate trust for the benefit of another grandchild of which Ms. Gibson’s husband is the trustee, 7,970 shares held by a separate trust for the benefit of another grandchild of which Ms. Gibson’s husband is the trustee, and 2,000 shares held by Ms. Gibson’s husband as custodian for another grandchild in a Uniform Transfers to Minors Act (“UTMA”) account. Ms. Gibson disclaims beneficial ownership of the aggregate 21,970 shares held in these trusts for the grandchildren and in the UTMA account. 151,710 shares directly owned by Ms. Gibson are subject to a pledge as security for real estate.

(6)	1,000 shares directly owned by Ms. Weiss are subject to a pledge in support of a margin account at a brokerage firm.

Stock Ownership of Certain Beneficial Owners

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
BlackRock, Inc. (and other related entities) 40 East 52nd Street New York, NY 10022	9,291,185	(2)	6.1%
Blue Harbour Group, LP. 646 Steamboat Road Greenwich, CT 06830	9,208,473	(3)	6.0%
The Vanguard Group. 100 Vanguard Blvd. Malvern, PA 19355	8,998,467	(4)	5.9%

(1)	For purposes of this table, a person is deemed to be the beneficial owner of shares under applicable SEC rules, if she or he (a) has or shares voting power or dispositive power with respect to such shares, or (b) has the right to acquire ownership of such shares within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares.

(2)	The ownership information set forth herein is based in its entirety on the material contained in Amendment No. 3 of Schedule 13G filed with the SEC on January 28, 2014 by BlackRock, Inc. As reported in such filing, such shares are owned as follows: (i) 9,291,185 shares held by BlackRock, Inc. with respect to which it has sole dispositive power and (ii) 8,704,627 shares of which it has sole voting power.

(3)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13F filed with the SEC on February 14, 2014 by Blue Harbour Group, LP. As reported in such filing, such shares are owned as follows: (i) no shares held by Blue Harbour Group, LP with respect to which it has sole dispositive power (ii) no shares of which it has sole voting power and (iii) 9,208,473 shares to which it has shared dispositive power.

(4)	The ownership information set forth herein is based in its entirety on the material contained in Amendment No. 1 of Schedule 13G filed with the SEC on February 12, 2014 by The Vanguard Group, (“Vanguard”). As reported in such filing, such shares are owned as follows: (i) 8,907,606 shares held by Vanguard with respect to which it has sole dispositive power (ii) 101,361 shares of which it has sole voting power and (iii) 90,861 shares to which it has shared dispositive power.

10b5-1 Trading Plans

We permit our officers and directors to adopt trading plans under Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, which allows stockholders to establish prearranged written plans to buy or sell shares or exercise stock options in accordance with predetermined formulas. Rule 10b5-1 plans allow stockholders to buy or sell shares of the Company’s common stock according to their plan on a regular basis (for example, weekly or monthly or in accordance with another predetermined formula), regardless of any subsequent nonpublic information they receive. As of May 9, 2014, the Company, Mr. Dyer and Ms. Colaco each had Rule 10b5-1 trading plans in place. No other Company stockholders, officers or directors were known by the Company to have adopted and have in effect a Rule 10b5-1 trading plan. However, directors and officers have carried out such plans in the past and may adopt such plans in the future.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2015 ANNUAL MEETING

The Company’s 2015 Annual Meeting is currently expected to be held on June 25, 2015. Pursuant to the Rule 14a-8 under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the 2015 Annual Meeting of Stockholders and included in the proxy statement for that meeting must be received by management of the Company at its executive offices on or before January 3, 2015.

The Company’s Amended and Restated Articles of Incorporation also require certain advance notice to the Company of any stockholder proposal and of any nominations by stockholders of persons to stand for election as directors at a stockholders’ meeting. Notice of stockholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days notice or prior to public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

A stockholder’s notice with respect to a proposal to be brought before the annual meeting must set forth in addition to the matters required to be set forth by the General Rules under the Securities Exchange Act of 1934 the following: (i) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of the stockholder in such proposal.

A stockholder’s notice with respect to a director nomination must set forth (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by such person, and (iv) all information that would be required to be included in a proxy statement soliciting proxies for the election of the nominee director (including such person’s written consent to serve as a director if so elected). As to the stockholder providing such notice, such stockholder must set forth (i) the name and address, as they appear on the Company’s books, of the stockholder and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder notice.

We will not entertain any proposals or nominations at the Annual Meeting that do not meet the requirements set forth in our Amended and Restated Articles of Incorporation. A complete copy of our Amended and Restated Articles of Incorporation provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board of Directors of the Company had not been informed of any matters proposed to be presented for action at the Annual meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If any other matters are properly presented for action at the Annual meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

The Company will provide without charge to any stockholder upon written request, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended February 1, 2014 (fiscal 2013), as filed with the Securities and Exchange Commission (without exhibits). All such requests should be delivered to A. Alexander Rhodes, Corporate Secretary, Chico’s FAS, Inc. at the address set forth on the front page of this proxy statement. Copies of exhibits will be provided upon written request and payment of a reasonable fee to cover the costs of reproduction and mailing.

By Order of the Board of Directors,

A. ALEXANDER RHODES

Corporate Secretary

Dated: May 9, 2014